                                                                     EXHIBIT 2.1

--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER

                                     among

                                  IBAH, INC.,

                           IBAH ACQUISITION COMPANY,

                                   HGB, INC.

                                      and

                         THE STOCKHOLDERS OF HGB, INC.


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

                         AGREEMENT AND PLAN OF MERGER

                                     among

                                  IBAH, INC.,

                           IBAH ACQUISITION COMPANY,

                                   HGB, INC.

                                      and

                         THE STOCKHOLDERS OF HGB, INC.


Section                                                                   Page
-------                                                                   ----
1.    Definitions........................................................... 1

2.    The Merger............................................................ 7

3.    Representations and Warranties of the Company.........................11

4.    Representations and Warranties of the Buyer. .........................21

5.    Post-Closing Covenants................................................25

6.    Conditions Precedent to the Buyer Parties' Obligations................25

7.    Conditions Precedent to the Company's Obligations.....................26

8.    General...............................................................26

Exhibits
--------

      A  Certificate of Merger (Delaware)
      B  Certificate of Merger (New Jersey)
      C  Escrow Agreement

Schedules
---------

      Schedule 2.5 -- Officers and Directors
      Disclosure Schedule

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------


     THIS AGREEMENT AND PLAN OF MERGER is made as of the 1st day of October 1996 by and among IBAH, Inc., a Delaware corporation (the "Buyer"), IBAH Acquisition Company, a Delaware corporation and a wholly-owned subsidiary of the Buyer (the "Acquisition Company" and, together with the Buyer, the "Buyer Parties"), HGB, Inc., a New Jersey corporation (the "Company") and the stockholders of the Company, each of whom is a signatory hereto (each a "Holder" and collectively, the "Holders")

                                   Background
                                   ----------

     The Boards of Directors of the Company, the Buyer and the Acquisition Company have approved a merger (the "Merger") of the Company with and into the Acquisition Company in accordance with the Delaware General Corporation Law (the "DGCL") and the New Jersey Corporation Law (the "NJCL"), on the terms and conditions set forth herein.

                                  WITNESSETH:
                                  ----------

     In consideration of the mutual promises, representations and warranties, covenants, payments and actions herein provided, the parties hereto, each intending to be legally bound hereby, do agree as follows:

 1.  Definitions.
     -----------

     For convenience, certain terms used in this Agreement are listed in alphabetical order and defined or referred to below (such terms as well as any other terms defined elsewhere in this Agreement shall be equally applicable to both singular and plural forms of the terms defined).

     "1933 Act" means the Securities Act of 1933, as amended.

     "1934 Act" means the Securities Exchange Act of 1934, as amended.

     "Accounts Receivable" mean as of any date any trade accounts receivable (billed and unbilled), notes receivable, bid or performance deposits made by the Company, employee advances and other miscellaneous receivables.

     "Affiliates" means, with respect to a particular Party, persons or entities controlling, controlled by or under common control with that Party, as well as any officers, directors and majority-owned entities of that Party and of its other Affiliates. For the purposes of the foregoing, ownership, directly or indirectly, of 20% or more of the voting stock or other equity interest shall be deemed to constitute control.

     "Agreement" means this Agreement and the Exhibits and Schedules hereto.

     "Assets" means with respect to a particular Party all of the assets, properties, goodwill and rights of every kind and description, real and personal, tangible and intangible, wherever situated and whether or not reflected in such Party's most recent Financial Statements, that are owned or possessed by such Party.

     "Balance Sheet Date" is defined in Section 3.5.

     "Benefit Plan" means: (i) "employee benefit plan" as defined in Section 3(3) of ERISA, and (ii) supplemental retirement, bonus, deferred compensation, severance, incentive plan, program or arrangement or other employee fringe benefit plan, program or arrangement.

     "Business" means with respect to a particular Party its entire business, operations and facilities.

     "Buyer Balance Sheet" is defined in Section 4.5.

     "Buyer Common Shares" means shares of common stock, par value $.01 per share, of the Buyer.

     "Buyer Convertible Preferred Shares" is defined in Section 4.4.

     "Buyer Disclosure Documents" is defined in Section 4.6.

     "Buyer Financial Statements" is defined in Section 4.5.

     "Buyer Indemnified Party" is defined in Section 8.9.

     "Cash Ratio" is defined in Section 2.6(a).

     "Certificates of Merger" is defined in Section 2.2.

     "Charter Documents" means an entity's certificate or articles of incorporation, certificate defining the rights and preferences of securities, articles of organization, general or limited partnership agreement, certificate of limited partnership, joint venture agreement or similar document governing the entity.

     "Claim" is defined in Section 8.9.

     "Closing" is defined in Section 2.8.

     "Closing Date" is defined in Section 2.8.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Company" is defined above in the preamble.

     "Company Assets" means the Assets of the Company.

     "Company Balance Sheet" is defined in Section 3.5.

     "Company Business" means the Business of the Company.

     "Company Common Shares" means shares of common stock, without par value, of the Company.

     "Company Contracts" is defined in Section 3.16(b).

     "Company Financial Statements" is defined in Section 3.5.

     "Company's knowledge" or "knowledge of the Company" means the actual knowledge of Judith L. Hardardt or Sherrin H. Baky.

     "Company Non-Real Estate Leases" is defined in Section 3.9.

     "Company Real Estate Leases" is defined in Section 3.7.

     "Company Real Property" is defined in Section 3.7.

     "Confidential Information" means any confidential information or trade secrets of the Company or the Buyer, as indicated by the context in which used, including personnel information, know-how and other technical information, customer lists, customer information and supplier information.

     "Contract" means any written or oral contract, agreement, lease, instrument, or other commitment that is binding on any person or its property under applicable law.

     "Converted Share" is defined in Section 2.6(a).

     "Copyrights" means registered copyrights, copyright applications and unregistered copyrights.

     "Court Order" means any judgment, decree, injunction, order or ruling of any federal, state, local or foreign court or governmental or regulatory body or authority that is binding on any person or its property under applicable law.

     "DGCL" is defined above in the Background section.

     "Default" means (a) a breach, default or violation, (b) the occurrence of an event that with or without the passage of time or the giving of notice, or both, would constitute a breach, default or violation or (c) with respect to any Contract, the occurrence of an event that with or without the passage of time or the giving of notice, or both, would give rise to a right of termination, renegotiation or acceleration or right to receive damages or payment of penalties.

     "Disclosure Schedule" is defined in the introductory paragraph of
Section 3.

     "Effective Time" is defined in Section 2.2.

     "Employment Agreements" means the Employment Agreements between the Buyer and each of Judith L. Hardardt and Sherrin H. Baky.

     "Encumbrances" means any lien, mortgage, security interest, pledge, restriction on transferability, defect of title or other claim, charge or encumbrance of any nature whatsoever on any property or property interest.

     "Environmental Condition" is defined in Section 3.15(b).

     "Environmental Law" means all Laws and Court Orders relating to pollution or protection of the environment as well as any principles of common law under which a Party may be held liable for the release or discharge of any materials into the environment.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Escrow Agreement" is defined in Section 2.6(b).

     "Escrow Shares" is defined in Section 2.6(b).

     "GAAP" means generally accepted accounting principles.

     "Governmental Permits" means all governmental permits, licenses, registrations, certificates of occupancy, approvals and other governmental authorizations.

     "Hazardous Substances" means any toxic or hazardous gaseous, liquid or solid material or waste that may or could pose a hazard to the environment or human health or safety including (i) any "hazardous substances" as defined by the federal Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (S)(S)9601 et seq., (ii) any "extremely hazardous substance,"
                          -- ----
"hazardous chemical," or "toxic chemical" as those terms are defined by the federal Emergency Planning and Community Right-to-Know Act, 42 U.S.C. (S)(S) 11001 et seq., (iii) any "hazardous waste," as defined under the federal Solid
      -- ----
Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. (S)(S)6901 et seq., (iv) any "pollutant," as defined under the federal
                  -- ----
Water Pollution Control Act, 33 U.S.C. (S)(S)1251 et seq., as any of such laws
                                                  -- ----
in clauses (i) through (iv) may be amended from time to time, and (v) any regulated substance or waste under any Laws or Court Orders that currently exist or that may be enacted, promulgated or issued in the future by any federal, state or local governmental authorities concerning protection of the environment.

     "Holder" is defined above in the Preamble.

     "Immaterial Lease" is defined in Section 3.9.

     "Intellectual Property" means any Copyrights, Patents, Trademarks, technology rights and licenses, any Software Products (including any related source or object codes therefor or documentation relating thereto), trade secrets, franchises, know-how, inventions and other intellectual property.

     "Law" means any statute, law, ordinance, regulation, order or rule of any federal, state, local, foreign or other governmental agency or body or of any other type of regulatory body, including those covering environmental, energy, safety, health, transportation, bribery, recordkeeping, zoning, antidiscrimination, antitrust, wage and hour, and price and wage control matters.

     "Liability" means any direct or indirect liability, indebtedness, obligation, expense, claim, loss, damage, deficiency, guaranty or endorsement of or by any person, absolute or contingent, accrued or unaccrued, due or to become due, liquidated or unliquidated.

     "Litigation" means any lawsuit, action, arbitration, administrative or other proceeding, criminal prosecution or governmental investigation or inquiry.

     "Material Adverse Effect" means a material adverse effect on the Business of the Company or on the Business of the Buyer, as indicated by the context in which used, including the Assets, financial condition, results of operations, liquidity, products, competitive position, customers and customer relations thereof.

     "Merger" means the merger of the Company with and into the Acquisition Company, with the Acquisition Company as the surviving corporation, in accordance with the Transaction Documents.

     "Merger Consideration" is defined in Section 2.6(a).

     "Minor Contract" means any Contract under which the executory obligation of a party involves an amount of less than $10,000.

     "NJCL" is defined above in the Background section.

     "Nasdaq National Market" means the Nasdaq National Market of The Nasdaq Stock Market, Inc.


     "No-Shop Agreement" means the agreement by and among the Buyer, the Company, Judith L. Hardardt and Sherrin H. Baky dated August 29, 1996.

     "Ordinary course" or "ordinary course of business" means the ordinary course of business that is consistent with past practices.

     "Party" means the Company, the Buyer or the Acquisition Company.

     "Patents" means all patents and patent applications.

     "PBGC" is defined in Section 3.18(e).

     "Person" means any natural person, corporation, partnership, proprietorship, association, trust or other legal entity.

     "Registration Rights Agreement" means the Registration Rights Agreement, dated the date hereof, between the Buyer and each of Judith L. Hardardt and Sherrin H. Baky.

     "Required Consents" is defined in Section 3.3.

     "SEC" means the Securities and Exchange Commission.

     "Securityholder Documents" is defined in Section 2.9(a).

     "Share Ratio" is defined in Section 2.6(a).

     "Surviving Corporation" is the Company at the Effective Time.

     "Tax" or "Taxes" means all federal, state, local or foreign net or gross income, gross receipts, net proceeds, capital, sales, use, ad valorem, value
                                                           -- -------
added, franchise, bank shares, withholding, payroll, employment, disability, workers' compensation, excise, property, alternative or add-on minimum, environmental or other taxes, assessments, duties, fees, levies or other governmental charges of any nature whatever, whether disputed or not, together with any interest, penalties, additions to tax or additional amounts with respect thereto.

     "Trademarks" means registered trademarks, registered service marks, trademark and service mark applications and unregistered trademarks and service marks.

     "Transaction Documents" means this Agreement, the Certificate of Merger, the Escrow Agreement, the Employment Agreements and the Registration Rights Agreement.

     "Transactions" means the Merger and the other transactions contemplated by the Transaction Documents.

     "Welfare Plan" is defined in Section 3.20(g).

 2.  The Merger.
     ----------

     2.1  The Merger.  Upon the terms and subject to the conditions hereof, and
          ----------
in accordance with the relevant provisions of the DGCL and the NJCL, the Company shall be merged with and into the Acquisition Company on the date hereof. Following the Merger, the Acquisition Company shall continue as the surviving corporation (the "Surviving Corporation") under the name IBAH Acquisition Company and shall continue its existence under the laws of the State of Delaware, and the separate corporate existence of the Company shall cease.

     2.2  Effective Time.  The Merger shall be consummated by filing with the
          --------------
Secretary of State of each of the State of Delaware and the State of New Jersey certificates of merger in the forms attached hereto as Exhibit A and Exhibit B, respectively (the "Certificates of Merger"), as is required by, and executed in accordance with, the relevant provisions of the DGCL and the NJCL. The Merger shall be effective at the time of such filing (the "Effective Time").

     2.3  Effects of the Merger.  The Merger shall have the effects set forth in
          ---------------------
Section 259 of the DGCL and in Section 14A:10-6 of the NJCL.

     2.4  Certificate of Incorporation and Bylaws.  The Certificate of
          ---------------------------------------
Incorporation of the Acquisition Company shall be the Certificate of Incorporation of the Surviving Corporation. The Bylaws of the Acquisition Company shall be the Bylaws of the Surviving Corporation.

     2.5  Directors and Officers.  Schedule 2.5 sets forth the names of the
          ----------------------
Persons who shall be the directors and officers of the Surviving Corporation at the Effective Time.

     2.6  Conversion of Shares.
          --------------------

          (a) Each Company Common Share issued and outstanding immediately prior to the Effective Time (such shares are referred to collectively herein as the "Converted Shares") shall, by virtue of the Merger and without any action on the part of the Holder (defined below) thereof, be converted into the right to receive cash in the ratio of $436.6812 for each Converted Common Share, rounded to the nearest whole dollar (the "Cash Ratio"), and Buyer Common Shares in the ratio of 84.8409 Buyer Common Shares for each Converted Share, rounded to the nearest whole share (the "Share Ratio") (the cash to be paid pursuant to the Cash Ratio and the shares issuable pursuant to the Share Ratio are referred to together as the "Merger Consideration"). Any Company Common Share held in the treasury of the Company shall be canceled.

          (b) The aggregate Merger Consideration will be payable upon the surrender of the certificates and other documentation specified in Section 2.9. As to each Holder who properly surrenders such certificates and other documentation, the Buyer will pay to such Holder cash and issue to such Holder Buyer Common Shares that represent such Holder's Merger Consideration, rounded to the nearest whole dollar and whole share, respectively. Of the Buyer Common Shares issued to such Holder, such Holder will deposit 14.706% of the aggregate number of Buyer Common Shares issued to such Holder, rounded to the nearest whole share, into an escrow account to be established pursuant to an escrow agreement substantially in the form of Exhibit C (the "Escrow Agreement"). (Such shares deposited with the escrow agent on behalf of all such Holders are referred to herein as the "Escrow Shares.") Except as provided in the Escrow Agreement, the Escrow Shares will be delivered to the respective Holders on the 180th day after the first anniversary of the Closing Date.

          (c) The Buyer shall take all steps necessary to provide the Surviving Corporation with the Buyer Common Shares, as of the Effective Time, in an amount sufficient to issue all of the shares contemplated by this Section 2.6 at the Effective Time in accordance with Section 2.9.

     2.7  Acquisition Company Capital Stock.  Each share of capital stock of the
          ---------------------------------
Acquisition Company issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the Holder (defined below) thereof, remain as one share of common stock of the Surviving Corporation.

     2.8  Closing.
          -------

          (a) The closing (the "Closing") of the Transactions will be held at 10:00 a.m., local time, on the date hereof (the "Closing Date"), at the offices of Morgan, Lewis & Bockius

LLP, One Logan Square, Philadelphia, PA (or such other place as the parties may agree). At the Closing, the respective designated parties thereto shall deliver
(i) the documents referred to in Sections 6 and 7, and (ii) the Certificate of Merger, executed and otherwise prepared for filing. The Surviving Corporation shall also deliver at the Closing the aggregate Merger Consideration that may be issuable to all Holders upon delivery of the appropriate documents under Section 2.9.

          (b) Contemporaneously with the Closing, the Surviving Corporation shall deliver to the Secretary of State of each of the State of Delaware and the State of New Jersey a duly executed and verified Certificate of Merger, as required by the DGCL and the NJCL, and the parties shall take all such other and further actions as may be required by applicable Law to make the Merger effective upon the terms and subject to the conditions hereof.

     2.9  Exchange of Converted Shares.
          ----------------------------

          (a) At and after the Effective Time, the Surviving Corporation shall issue to each Holder, as of the Effective Time, who holds an outstanding certificate or certificates that immediately prior to the Effective Time represented Converted Shares (the "Certificates"), upon the Holder's delivery of the respective Securityholder Documents (defined below), that number of shares of Buyer Common Shares equal to the product of the number of Converted Shares represented by such Certificate multiplied by the Share Ratio and that amount of cash equal to the product of the number of Converted Shares represented by such certificate multiplied by the Cash Ratio. The documents to be delivered by Holders of Converted Shares at and after the Effective Time (the "Securityholder Documents") shall be the Certificates representing the Converted Shares and a duly executed letter of transmittal in the form provided by the Buyer. The Securityholder Documents shall include such representations on the part of each Holder as the Buyer may deem reasonably necessary in order to qualify for the exemption from registration under the 1933 Act that is provided by Regulation D promulgated thereunder. All such surrendered Certificates shall be cancelled upon their delivery. Except as provided in Section 2.9(c), the Surviving Corporation shall pay any transfer or similar taxes required by reason of the exchange of Converted Shares.

          (b) With respect to each Certificate not so surrendered at the Closing, the Surviving Corporation shall promptly thereafter mail to the Holder thereof, a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss of title to such Certificate shall pass, only upon proper delivery of the Certificate and such letter of transmittal to the Surviving Corporation) and instructions for delivering such Certificate in exchange for payment of the Merger Consideration. Upon delivery to the Surviving Corporation of such Certificate, together with such letter of transmittal, the Holder of the Certificate shall be paid in exchange therefor cash and Buyer Common Shares as calculated pursuant to Section 2.9(a) in an amount equal to the product of the number of Converted Shares represented by such Certificate multiplied by the Merger Consideration, and such Certificate shall then be cancelled.

          (c) No interest will be paid or accrued on the amounts payable upon the surrender of the Securityholder Documents. If payment is to be made to a Person other than the Person in whose name a Certificate surrendered is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the Person requesting such payment shall pay any transfer or similar taxes required by reason of the payment to a Person other than the Holder of the Certificate surrendered or shall establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 2.9, each Certificate shall represent for all purposes, the right to receive payment of the amounts specified in Section 2.6 in respect of such Converted Shares.

          (d) Any portion of the Buyer Common Shares deposited with the Exchange Agent (other than the Escrow Shares) that remain undistributed to the Holders of Converted Shares for six months after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any Holder of Converted Shares who has not theretofore complied with this Section 2.9 shall thereafter look only to the Surviving Corporation for payment of the sums to which such Holder is entitled pursuant to this Agreement.

          (e) Neither the Buyer nor the Surviving Corporation shall be liable to any Holder of Converted Shares for any cash or Buyer Common Shares delivered by the Exchange Agent or the Surviving Corporation in good faith to a public official pursuant to an applicable abandoned property, escheat or similar law.

          (f) None of the Buyer Common Shares issued in connection with the Merger will be registered under the 1933 Act except to the extent registered under Section 5.1. Except for (i) transactions specifically provided for in the Registration Rights Agreement, or (ii) bona fide gifts for estate planning purposes, provided that the donee or donees thereof agree to be bound by a lock-up provision substantially similar to this provision, none of the Buyer Common Shares may be transferred in any manner for a period of 180 days after the Closing and may be transferred thereafter only if registered under the 1933 Act or if an exemption from such registration is available. Each certificate for such Buyer Common Shares shall bear a legend describing the foregoing restrictions.

     2.10 No Further Transfer of Shares.  After the Effective Time, there shall
          -----------------------------
be no transfers of Converted Shares that were outstanding immediately prior to the Effective Time on the stock transfer books of the Surviving Corporation. If, after the Effective Time, Certificates are presented to the Surviving Corporation for transfer, they shall be cancelled and exchanged as provided in this Section 2. At the Effective Time, the stock ledger of the Company shall be closed.

     2.11 Post-Closing Adjustment to Merger Consideration.  As soon as
          -----------------------------------------------
practicable following the Closing Date (but in no event more than 30 days after the Closing Date), the Buyer shall prepare a final balance sheet of the Company as of the date hereof (the "Final Closing Balance Sheet"). In the event that the amount of stockholders' equity calculated on an accrual basis for a Subchapter S corporation in conformity with GAAP and reflected on the Final Closing Balance Sheet exceeds $1,100,000, the Buyer shall pay to the Holders of the Company the amount of such excess. Such amount per Converted Share shall be paid to each Holder in cash, or at the election of the Holder, in Buyer Common Shares, as calculated pro rata based upon the number of Converted Shares held by such Holder and, in the case of a payment in Buyer Common Shares, a value per share of $6.25. In the event that the amount of stockholders' equity calculated in conformity with GAAP and reflected on the Final Closing Balance Sheet is less than $850,000, each Holder of Converted Shares of the Company shall pay his pro rata portion of such deficiency calculated based upon the percentage of the outstanding Converted Shares owned by such Holder immediately prior to the Effective Time. Payment by any Party pursuant to this Section 2.12 shall be made not later than 45 days after the Closing Date.

 3.  Representations and Warranties of the Company.
     ---------------------------------------------

     The Company represents and warrants to the Buyer and the Acquisition Company as follows, except to the extent specified on the disclosure schedule that the Company has provided to the Buyer on the date hereof (the "Disclosure Schedule"):

      3.1 Corporate Status.  The Company is a corporation duly organized,
          ----------------
validly existing and in good standing under the laws of the State of New Jersey and is qualified to do business as a foreign corporation in any jurisdiction where it is required to be so qualified except where the failure to so qualify would not have a Material Adverse Effect. The Charter Documents and bylaws of the Company that have been delivered to the Buyer as of the date hereof are effective under applicable Laws and are current, correct and complete.

      3.2 Authorization.  The Company has the requisite corporate power and
          -------------
authority to own its Assets and to carry on its Business. The Company has the requisite corporate power and authority to execute and deliver the Transaction Documents to which it is a party and to perform the Transactions performed or to be performed by it. Such execution, delivery and performance by the Company have been duly authorized by all necessary corporate action. Each Transaction Document executed and delivered by the Company has been duly executed and delivered by such Party and constitutes a valid and binding obligation of such Party, enforceable against such Party in accordance with its terms.

      3.3 Consents and Approvals.  Except for any consents specified in the
          ----------------------
Disclosure Schedule (the "Required Consents"), neither the execution and delivery by the Company of the Transaction Documents to which it is a party, nor the performance of the Transactions performed or to be performed by the Company, require any filing, consent or approval, constitute a Default or cause any payment obligation to arise under (a) any Law or Court Order to which the Company is subject, (b) the Charter Documents or bylaws of the Company or (c) any Contract, Governmental Permit or other document to which the Company is a party or by which the properties or other assets of the Company may be subject.

      3.4 Capitalization and Stock Ownership.  The total authorized capital
          ----------------------------------
stock of the Company consists of 40,000 Company Common Shares, of which 32,060 shares are issued and outstanding on the date hereof. There are no existing options, warrants, calls, commitments or other rights of any character (including conversion or preemptive rights) relating to the acquisition of any issued or unissued capital stock or other securities of the Company. All of the Company Common Shares are duly and validly authorized and issued, fully paid and non-assessable. The Disclosure Schedule lists all of the record owners of the Company Common Stock.

      3.5 Financial Statements.  The Company has delivered to the Buyer correct
          --------------------
and complete copies of unaudited monthly financial statements for the Company consisting of a balance sheet as of the end of each month from July 1996 through August 1996 and the related statements of income and cash flows for the periods then ended. The Company has also delivered to the Buyer correct and complete copies of unaudited financial statements consisting of a balance sheet of the Company as of June 30, 1996 and December 31, 1993, 1994 and 1995 and the related statements of income for the period then ended. All such financial statements are referred to herein collectively as the "Company Financial Statements." The Company Financial Statements are consistent in all material respects with the books and records of the Company, and there have not been or will not be any material transactions that have not been or will not be recorded in the accounting records underlying such Financial Statements. Except as otherwise described on the Disclosure Schedule, the Company Financial Statements have been prepared in accordance with GAAP, consistently applied, and the Company Financial Statements present fairly the financial position and assets and liabilities of the Company as of the dates thereof, and the results of its operations for the periods then ended, subject to normal recurring year-end adjustments and the absence of notes. The Company's balance sheet as of August 31, 1996 that is included in the Company Financial Statements is referred to herein as the "Company Balance Sheet," and the date thereof is referred to as the "Balance Sheet Date."

     3.6  Title to Assets and Related Matters.  The Company has good and
          -----------------------------------
marketable title to, valid leasehold interests in or valid licenses to use, all of the Company Assets, free from any Encumbrances except those specified in the Disclosure Schedule. The use of the Company Assets is not subject to any Encumbrances (other than those specified in the preceding sentence), and such use does not materially encroach on the property or rights of anyone else. All Company Real Property (defined below) and tangible personal property included in the Company Assets are suitable for the purposes for which they are used, in good working condition, reasonable wear and tear excepted, and are free from any known defects, except such minor defects that would not have a Material Adverse Effect.

      3.7 Real Property.  The Disclosure Schedule describes all real estate used
          -------------
in the operation of the Company Business as well as any other real estate that is in the possession of or leased by Company and the improvements (including buildings and other structures) located on such real estate (collectively, the "Company Real Property"), and lists any leases under which any such Company Real Property is possessed (the "Company Real Estate Leases"). The Company does not have any ownership interest in any real property. The Disclosure Schedule also describes any other real estate previously owned, leased or otherwise operated by the Company or any predecessor thereof and the time periods of any such ownership, lease or operation. To the Company's knowledge, all of the Company Real Property (a) is usable in the ordinary course of business and (b) conforms in all material respects with any applicable Laws relating to its construction, use and operation. The Company Real Property complies with applicable zoning Laws. To the Company's knowledge, the Company or the landlord of any Company Real Property leased by the Company has obtained all licenses and rights-of-way from governmental entities or private parties that are necessary to ensure vehicular and pedestrian ingress and egress to and from the Company Real Property.

      3.8 Certain Personal Property.  The Disclosure Schedule describes all
          -------------------------
items of tangible personal property that were included in the Company Balance Sheet at a carrying value of at least $10,000. Except as specified in the Disclosure Schedule, since the Balance Sheet Date, the Company has not acquired any items of tangible personal property that have a carrying value in excess of $10,000, or an aggregate carrying value of $100,000. All of such personal property included in the Disclosure Schedule is usable in the ordinary course of business, and to the Company's knowledge, all such personal property included in the Disclosure Schedule conforms in all material respects with any applicable Laws relating to its construction, use and operation. Except for those items subject to the Company Non-Real Estate Leases (defined below), no Person other than the Company owns any vehicles, equipment or other tangible assets located on the Company Real Property that have been used in the Company Business or that are necessary for the operation of the Company Business.

      3.9  Non-Real Estate Leases.  The Disclosure Schedule lists all assets and
           ----------------------
property (other than Company Real Property) that are possessed by the Company under an existing lease, including all trucks, automobiles, machinery, equipment, furniture and computers, except for any lease under which the aggregate annual payments are less than $25,000 (each, an "Immaterial Lease"). The Disclosure Schedule also lists the leases under which such assets and property listed in the Disclosure Schedule are possessed. All of such leases (excluding Immaterial Leases) are referred to herein as the "Company Non-Real Estate Leases."

      3.10 Accounts Receivable.  The Accounts Receivable included in the
           -------------------
Company Assets are bona fide Accounts Receivable created in the ordinary course of business. Except as otherwise described on the Disclosure Schedule, the Company does not know of any facts or circumstances (other than general economic conditions) that are likely to result in the uncollectability of such Accounts Receivable.

      3.11 Intentionally Omitted
           ---------------------

      3.12 Liabilities.  The Company does not have any Liabilities, except (a)
           -----------
as specified in the Disclosure Schedule, (b) as contemplated by the Company Balance Sheet (except as heretofore paid or discharged), or (c) Liabilities under any Contracts included in the Company Assets that are specifically disclosed in the Disclosure Schedule (or not required to be disclosed because of the term or amount involved) that were not required under GAAP to have been specifically disclosed or reserved for on the Company Balance Sheet.

      3.13 Taxes.  Except as set forth in the Disclosure Schedule, the Company
           -----
has duly filed all returns for Taxes that are required to be filed and has paid all material Taxes shown as being due pursuant to such returns or pursuant to any assessment received; all material Taxes that the Company has been required by Law to withhold or to collect have been duly withheld and collected and have been paid over to the proper governmental authorities or are properly held by the Company for such payment; and there are no proceedings or other actions, nor is there any basis for any proceedings or other actions, for the assessment and collection of material additional Taxes of any kind with respect to the Company for any period for which returns have or should have been filed.

      3.14 Subsidiaries.  Except as set forth in the Disclosure Schedule, the
           ------------
Company does not own, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, limited liability company, trust, joint venture or other legal entity.

      3.15 Legal Proceedings and Compliance with Law.
           -----------------------------------------

     (a) Except as set forth in the Disclosure Schedule, there is no Litigation that is pending or, to the Company's knowledge, threatened against the Company. There has been no Default under any Laws applicable to the Company, including Laws relating to pollution or protection of the environment, except for any Defaults that would not have a Material Adverse Effect, and the Company has not received any notices from any governmental entity regarding any alleged Defaults under any Laws. There has been no Default with respect to any Court Order applicable to the Company.

     (b) Without limiting the generality of Section 3.15(a), to the Company's knowledge, there has not been any material Environmental Condition (i) at the premises at which the Company Business has been conducted, (ii) at any property owned, leased or operated at any time by the Company, any Person controlled by the Company or any predecessor of any of them, or (iii) at any property at which wastes have been deposited or disposed by or at the behest or direction of any of the foregoing, nor has the Company received written notice of any such Environmental Condition. "Environmental Condition" means any condition or circumstance, including the presence of Hazardous Substances, whether created by the Company or any third party, at or relating to any such property or premises that (i) requires abatement or correction under an Environmental Law, (ii) gives rise to any civil or criminal liability on the part of the Company under an Environmental Law, or (iii) has created a public or private nuisance.

     (c) The Company has delivered to the Buyer complete copies of any written reports, studies or assessments in the possession or control of the Company that relate to any Environmental Condition and to the Company Business or any Company Assets.

     (d) Except in those cases where the failure would not have a Material Adverse Effect, (i) the Company has obtained and is in full compliance with all Governmental Permits, all of which are listed in the Disclosure Schedule along with their respective expiration dates, that are required for the complete operation of the Company Business as currently operated, (ii) all of such Governmental Permits are currently valid and in full force and (iii) the Company has filed such timely and complete renewal applications as may be required with respect to its Governmental Permits. To the Company's knowledge, no revocation, cancellation or withdrawal thereof has been threatened.

     3.16  Contracts.
           ---------

     (a) The Disclosure Schedule lists all Contracts of the following types to which the Company is a party or by which it is bound, except for Minor
Contracts:

                (i) Contracts with any present or former stockholder, director, officer, employee, partner or consultant of the Company or any Affiliate thereof.

                (ii) Contracts for the future purchase of, or payment for, supplies or products, or for the lease of any Asset from or the performance of services by a third party, in excess of $25,000 in any individual case;

               (iii) Contracts to sell or supply products or to perform services that involve an amount in excess of $25,000 in any individual case;

               (iv) Contracts to lease to or to operate for any other party any asset that involve an amount in excess of $25,000 in any individual case;

               (v) Any notes, debentures, bonds, conditional sale agreements, equipment trust agreements, letter of credit agreements, reimbursement agreements, loan agreements or other Contracts for the borrowing or lending of money (including loans to or from officers, directors, partners, stockholders or Affiliates of the Company or any members of their immediate families), agreements or arrangements for a line of credit or for a guarantee of, or other undertaking in connection with, the indebtedness of any other Person;

               (vi)  Any Contracts under which any Encumbrances exist; and

               (vii) Any other Contracts (other than Minor Contracts and those described in any of (i) through (vi) above) not made in the ordinary course of business.

     (b) The Contracts listed in the Disclosure Schedule and the Contracts excluded from the Disclosure Schedule based on the term or amount thereof are referred to herein as the "Company Contracts." The Company is not in Default under any Company Contracts (including any Company Real Estate Leases and Company Non-Real Estate Leases), which Default could result in a Liability on the part of the Company in excess of $25,000 in any individual case, and the aggregate Liabilities that could result from all such Defaults do not exceed $50,000. The Company has not received any communication from, or given any communication to, any other party indicating that the Company or such other party, as the case may be, is in Default under any Company Contract where such Default could have a Material Adverse Effect. To the knowledge of the Company, none of the other parties in any such Company Contract is in Default thereunder.

     3.17 Insurance. The Disclosure Schedule lists all policies or binders of
          ---------
insurance held by or on behalf of the Company, specifying with respect to each policy the insurer, the amount of the coverage, the type of insurance, the risks insured, the expiration date, the policy number and any pending claims thereunder. There is no Default with respect to any such policy or binder, nor has there been any failure to give any notice or present any claim under any such policy or binder in a timely fashion or in the manner or detail required by the policy or binder, except for any of the foregoing that would not, individually or in the aggregate, have a Material Adverse Effect. There is no notice of nonrenewal or cancellation with respect to, or disallowance of any claim under, any such policy or binder that has been received by the Company, except for any of the foregoing that would not, individually or in the aggregate, have a Material Adverse Effect.

      3.18 Intellectual Property.
           ---------------------

      (a) The Company does not currently use nor has it previously used in the development, production or marketing of its products and services any Copyrights, Patents or Trademarks except for those listed in the Disclosure Schedule. To the Company's knowledge, the Company owns or has the lawful right to use all material Intellectual Property that has been used in the operation of the Company Business, in the ordinary course or otherwise. To the Company's knowledge, all of the Intellectual Property listed in the Disclosure Schedule is owned by the Company, free and clear of any Encumbrances, or used pursuant to an agreement that is described in the Disclosure Schedule. To the Company's knowledge, the Company has not infringed upon or unlawfully or wrongfully used any Intellectual Property rights owned or claimed by another Person. The Company is not in Default, nor has it received any notice of any claim of infringement or any other claim or proceeding, with respect to any such Intellectual Property. Except for any rights under written licenses or other written Contracts, no current or former employee of the Company and no other Person owns or has any proprietary, financial or other interest, direct or indirect, in whole or in part, and including any right to royalties or other compensation, in any of the Intellectual Property.

      (b) Except as listed on the Disclosure Schedule, all officers of the Company and all employees and consultants of the Company have executed a nondisclosure agreement (a "Confidentiality Agreement"). Furthermore, the persons listed on the Disclosure Schedule have executed non-competition agreements in a form acceptable to the Company. To the Company's knowledge, (i) none of the Confidential Information has been used, divulged or appropriated (A) for the benefit of any Person other than the Company or (B) otherwise to the detriment of the Company, (ii) except as specified on the Disclosure Schedule, none of such employees or consultants of the Company is subject to any contractual or legal restrictions that might interfere with the use of his best efforts to promote the interests of the Company, (iii) no employee or consultant of the Company has used any other Person's trade secrets or other information that is confidential in the course of his or her work with respect to the Company Business, and (iv) no employee or consultant of the Company is, or is currently expected to be, in Default under any term of any employment contract, agreement or arrangement relating to the Intellectual Property, or any Confidentiality Agreement or any other Contract or any restrictive covenant relating to the Intellectual Property, or the development or exploitation thereof.

      3.19 Employees and Contractors.  The Company is not (a) a party to,
           -------------------------
involved in or, to the Company's knowledge, threatened by, any labor dispute or unfair labor practice charge, or (b) currently negotiating any collective bargaining agreement. The Company has not experienced during the last three years any work stoppage. The Company has delivered to the Buyer a complete and correct list of the names and salaries, bonus and other cash compensation of all employees (including officers) of the Company. The Disclosure Schedule lists all independent contractors engaged by the Company in the past three years ("Contractors"). Except as listed on the Disclosure Schedule, none of the Contractors listed on the Disclosure Schedule are, or at the time of engagement with the Company were, "employees" of the Company for purposes of ERISA or the Code.

      3.20 ERISA.
           -----

      (a) The Disclosure Schedule contains a complete list of all Benefit Plans sponsored or maintained by the Company or under which the Company is obligated. The Company has delivered to the Buyer (i) accurate and complete copies of all such Benefit Plan documents and all other material documents relating thereto, including (if applicable) all summary plan descriptions, summary annual reports and insurance contracts, (ii) accurate and complete detailed summaries of all unwritten Benefit Plans, (iii) accurate and complete copies of the most recent financial statements and actuarial reports with respect to all such Benefit Plans for which financial statements or actuarial reports are required or have been prepared and (iv) accurate and complete copies of all annual reports for all such Benefit Plans (for which annual reports are required) prepared within the last three years. Each such Benefit Plan providing benefits that are funded through a policy of insurance is indicated by the word "insured" placed by the listing of the Benefit Plan in the Disclosure Schedule.

      (b) All such Benefit Plans conform (and at all times have conformed) in all material respects to, and are being administered and operated (and have at all time been administered and operated) in material compliance with, the requirements of ERISA, the Code and all other applicable Laws. All returns, reports and disclosure statements required to be made under ERISA and the Code with respect to all such Benefit Plans have been timely filed or delivered. There have not been any "prohibited transactions," as such term is defined in
Section 4975 of the Code or Section 406 of ERISA involving any of the Benefit Plans, that could subject the Company to any material penalty or tax imposed under the Code or ERISA.

      (c) Except as is set forth in the Disclosure Schedule, any such Benefit Plan that is intended to be qualified under Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code has been determined by the Internal Revenue Service to be so qualified or an application for such determination is pending. Any such determination that has been obtained remains in effect and has not been revoked, and with respect to any application that is pending, the Company has no reason to suspect that such application for determination will be denied. Nothing has occurred since the date of any such determination that is reasonably likely to affect adversely such qualification or exemption, or result in the imposition of excise taxes or income taxes on unrelated business income under the Code or ERISA with respect to any such Benefit Plan.

      (d) The Company does not sponsor a defined benefit plan subject to Title IV of ERISA, nor does it have a current or contingent obligation to contribute to any multiemployer plan (as defined in Section 3(37) of ERISA). The Company does not have any liability with respect to any employee benefit plan (as defined in Section 3(3) of ERISA) other than with respect to such Benefit Plans.

      (e) There are no pending or, to the knowledge of the Company, threatened claims by or on behalf of any such Benefit Plans, or by or on behalf of any individual participants or beneficiaries of any such Benefit Plans, alleging any breach of fiduciary duty on the part of the Company or any of its officers, directors or employees under ERISA or any other applicable regulations, or claiming benefit payments (other than those made in the ordinary operation of such plans), nor is there, to the knowledge of the Company, any basis for such claim. The

Benefit Plans are not the subject of any pending (or to the knowledge of the Company, any threatened) investigation or audit by the Internal Revenue Service, the Department of Labor or the Pension Benefit Guaranty Corporation ("PBGC").

      (f) The Company has timely made all required contributions under such Benefit Plans including the payment of any premiums payable to the PBGC and other insurance premiums.

      (g) With respect to any such Benefit Plan that is an employee welfare benefit plan (within the meaning of Section 3(1) of ERISA) (a "Welfare Plan") and except as specified in the Disclosure Schedule, (i) each Welfare Plan for which contributions are claimed by the Company as deductions under any provision of the Code is in material compliance with all applicable requirements pertaining to such deduction, (ii) with respect to any welfare benefit fund (within the meaning of Section 419 of the Code) related to a Welfare Plan, there is no disqualified benefit (within the meaning of Section 4976(b) of the Code) that would result in the imposition of a tax under Section 4976(a) of the Code,
(iii) any Benefit Plan that is a group health plan (within the meaning of Section 4980B(g)(2) of the Code) complies, and in each and every case has complied, with all of the applicable material requirements of Section 4980B of the Code, ERISA, Title XXII of the Public Health Service Act and the Social Security Act, and (iv) all Welfare Plans may be amended or terminated at any time on or after the Closing Date. Except as specified in the Disclosure Schedule, no Benefit Plan provides any health, life or other welfare coverage to employees of the Company beyond termination of their employment with the Company by reason of retirement or otherwise, other than coverage as may be required under Section 4980B of the Code or Part 6 of ERISA, or under the continuation of coverage provisions of the laws of any state or locality.

      3.21 Corporate Records.  The minute books of the Company contain complete,
           -----------------
correct and current copies of their respective Charter Documents and bylaws and of all minutes of meetings, resolutions and other proceedings of its Board of Directors and stockholders. The stock record books of the Company are complete, correct and current.

      3.22 Absence of Certain Changes.  Except as contemplated by this Agreement
           --------------------------
or as disclosed in the Disclosure Schedule, since the Balance Sheet Date, the Company has conducted the Company Business in the ordinary course and there has not been with respect to the Company Business:

           (a) any change that has had or is reasonably likely to have a Material Adverse Effect;

           (b) any distribution or payment declared or made in respect of its capital stock by way of dividends, purchase or redemption of shares or otherwise;

           (c) any increase in the compensation payable or to become payable to any director, officer, employee or agent, except for increases for non-officer employees made in the ordinary course of business, nor any other change in any employment or consulting arrangement;

           (d) any sale, assignment or transfer of Assets, or any additions to or transactions involving any Assets, other than those made in the ordinary course of business;

           (e) other than in the ordinary course of business, any waiver or release of any claim or right or cancellation of any debt held; or

           (f) any payments to any Affiliate of the Company.

      3.23 Previous Sales; Warranties.  The Company has not breached any express
           --------------------------
or implied warranties in connection with the sale or distribution of goods or the performance of services, except for breaches that, individually and in the aggregate, would not have a Material Adverse Effect.

      3.24 Customers and Suppliers.  The Company has used its reasonable
           -----------------------
business efforts to maintain and currently maintains, good working relationships with all of its customers. The Disclosure Schedule contains a list of the names of each of the ten customers that, in the aggregate, for the three years ending December 31, 1993, 1994 and 1995, were the largest dollar volume customers of products or services, or both, sold by the Company. Except as specified in the Disclosure Schedule, none of such customers has given the Company notice terminating, canceling or threatening to terminate or cancel any Contract or relationship with the Company. The Disclosure Schedule also contains a list of the names of each of the ten suppliers that, in the aggregate, for the three years ending December 31, 1993, 1994 and 1995, were the largest dollar volume suppliers of products or services, or both, purchased by the Company. Except as specified in the Disclosure Schedule, none of such suppliers has given the Company notice terminating, cancelling or threatening to terminate or cancel any Contract or relationship with the Company.

      3.25 Finder's Fees.  Except as set forth on the Disclosure Schedule, no
           -------------
Person retained by the Company is or will be entitled to any commission or finder's or similar fee in connection with the Transactions.

      3.26 Additional Information.  The Disclosure Schedule accurately lists the
           ----------------------
following:

           (a) the names of all officers and directors of the Company;

           (b) the names and addresses of every bank or other financial institution in which the Company maintains an account (whether checking, saving or otherwise), lock box or safe deposit box, and the account numbers and names of Persons having signing authority or other access thereto;

           (c) the names of all Persons authorized to borrow money or incur or guarantee indebtedness on behalf of the Company;

           (d) the names of any Persons holding powers of attorney from the Company and a summary statement of the terms thereof; and

           (e) all names under which the Company has conducted any part of its Business or which it has otherwise used at any time during the past five years.

      3.27 Accuracy of Information.  No representation or warranty by the
           -----------------------
Company in any Transaction Document, and no information contained therein or in the Company Financial Statements (considered together with Section 3.5 of the Disclosure Schedule), by or on behalf of the Company in connection with the Transactions, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which such statements were made.

      3.28 Investment.  Each Holder (A) understands that the Buyer Common Shares
           ----------
have not been, and will not be, registered under the 1933 Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (B) is acquiring the Buyer Common Shares solely for his or its own account for investment purposes, and not with a view to the distribution thereof, (C) is a sophisticated investor with knowledge and experience in business and financial matters, (D) has received certain information concerning the Buyer and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Buyer Common Shares, (E) is able to bear the economic risk and lack of liquidity inherent in holding the Buyer Common Shares, and (F) in the case of Judith Hardardt and Sherrin Baky, is an Accredited Investor as defined in Rule 501 promulgated under the 1933 Act.

      3.29 Hart-Scott-Rodino Act.   Neither (i) the Company nor (ii) Judith
           ---------------------
Hardardt, considered together with all entities "controlled" (as defined below) by Ms. Hardardt, has (x) annual net sales exceeding $100 million as of the last annual statement of income and expense, or (y) gross assets exceeding $100 million in value as of the Closing Date. "Control" means, in the case of a partnership, having the right to 50% or more of the profits of the partnership or having the right in the event of dissolution of the partnership to 50% or more of the assets, or, in the case of a corporation, holding 50% or more of the voting securities or the right to appoint 50% or more of the board of directors.

 4.   Representations and Warranties of the Buyer.
      -------------------------------------------

      The Buyer hereby represents and warrants to the Company as follows:

      4.1 Corporate Status.  The Buyer and the Acquisition Company are
          ----------------
corporations duly organized, validly existing and in good standing under the laws of the State of Delaware and are qualified to do business as foreign corporations in any jurisdiction where they are required to be so qualified except where the failure to so qualify would not have a Material Adverse Effect. The Charter Documents and bylaws of the Buyer that have been delivered to the Company as of the date hereof are effective under applicable Laws and are current, correct and complete.

      4.2 Authorization.  Each of the Buyer Parties has the requisite power and
          -------------
authority to own its Assets and to carry on its Business. Each of the Buyer Parties has the requisite power and authority to execute and deliver the Transaction Documents to which it is a party and to perform the Transactions performed or to be performed by it. Such execution, delivery and performance by each Buyer Party have been duly authorized by all necessary corporate action, including approval by the Buyer as the sole stockholder of the Acquisition Company. Each Transaction Document executed and delivered by any Buyer Party has been duly executed and delivered by such Party and constitutes a valid and binding obligation of such Party, enforceable against such Buyer Party in accordance with its terms.

      4.3  Consents and Approvals.  Except for the actions related to the
           ----------------------
registration and qualification of the Buyer Common Shares issuable in connection with the Merger as contemplated by Section 6.2 and the listing of such Buyer Common Shares on the Nasdaq National Market, neither the execution and delivery by any Buyer Party of the Transaction Documents to which it is a party, nor the performance of the Transactions performed or to be performed by any Buyer Party, require any filing, consent or approval, constitute a Default or cause any payment obligation to arise under (a) any Law or Court Order to which any Buyer Party is subject, (b) the Charter Documents or bylaws of any Buyer Party or (c) any Contract, Governmental Permit or other document to which any Buyer Party is a party or by which the properties or other assets of any Buyer Party may be subject.

      4.4  Capitalization and Stock Ownership.  The total authorized capital
           ----------------------------------
stock of the Buyer consists of (a) 50,000,000 Buyer Common Shares, of which 18,499,288 shares are issued and outstanding on the date hereof, and (b) 2,000,000 shares of Preferred Stock, par value $0.01 per share, of which 999,554 shares have been designated Series A Convertible Preferred Stock (the "Buyer Convertible Preferred Shares"). Of such authorized Preferred Stock, 749,665 Buyer Convertible Preferred Shares are issued and outstanding on the date hereof. Except as described in the Buyer Disclosure Documents, there are no existing options, warrants, calls, commitments or other rights of any character (including conversion or preemptive rights) relating to the acquisition of any issued or unissued capital stock or other securities of the Buyer. All of the Buyer Common Shares issuable in connection with the Merger will be, when issued in accordance with the terms thereof, duly and validly authorized and issued, fully paid and non-assessable.

      4.5  Financial Statements.  The Buyer has delivered to the Company correct
           --------------------
and complete copies of unaudited quarterly consolidated financial statements for the Buyer consisting of a consolidated balance sheet as of the end of June 30, 1996 and the related consolidated statements of income and cash flows for the quarterly periods then ended. The Company has also delivered to the Buyer correct and complete copies of consolidated financial statements consisting of a consolidated balance sheet of the Buyer as of December 31, 1993, 1994 and 1995 and the related statements of income for the fiscal years then ended, all of which were audited by Arthur Andersen LLP, independent public accountants. All such unaudited and audited financial statements are referred to herein collectively as the "Buyer Financial Statements." The Buyer Financial Statements are consistent in all material respects with the books and records of the Buyer, have been prepared in accordance with GAAP consistently applied, and present fairly the financial position and assets and liabilities of the Buyer as of the dates thereof, and the results of its operations for the periods then ended, subject to normal recurring year-end adjustments and the absence of notes in the case of unaudited Buyer Financial Statements. The balance sheet of the Buyer as of June 30, 1996 that is included in the Buyer Financial Statements is referred to herein as the "Buyer Balance Sheet."

      4.6  Buyer Disclosure Documents.  The Buyer has filed all required forms,
           --------------------------
reports, statements, schedules and other documents with the SEC since the date when it became subject to the reporting requirements under the 1934 Act (collectively, the "Buyer Disclosure Documents"). The Buyer has furnished to the Company its Registration Statement on Form S-2, as amended, and the final prospectus dated April 16, 1995 and Exhibits with respect to such Registration Statement, as well as the Buyer's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, and its Quarterly Reports on Form 10-Q for the periods ending March 31, 1996 and June 30, 1996, all of which are part of the Buyer Disclosure Documents. Each of such Buyer Disclosure Documents, at the time it was filed, complied in all material respects with all applicable requirements of the 1933 Act and the 1934 Act, and with the forms, rules and regulations of the SEC promulgated thereunder, and did not contain at the time filed any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

      4.7  Liabilities.  The Buyer does not have any Liabilities, except (a) as
           -----------
described in the Buyer Disclosure Documents, (b) as contemplated by the Buyer Balance Sheet (except as heretofore paid or discharged), (c) Liabilities incurred in the ordinary course since the Balance Sheet Date that, individually or in the aggregate, are not material to the Buyer's Business, or (d) Liabilities under any Contracts included in the Buyer's Assets that were not required under GAAP to have been specifically disclosed or reserved for on the Buyer's Balance Sheet.

      4.8  No Acquisition Company Assets, Liabilities or Business.  Except for
           ------------------------------------------------------
any rights and Liabilities that the Acquisition Company may have with respect to this Agreement, the Acquisition Company does not have any Assets or Liabilities, nor has the Acquisition Company conducted any Business other in connection with the Transactions.

      4.9  Finder's Fees.  Except as set forth on the Disclosure Schedule, no
           -------------
Person retained by the Buyer is or will be entitled to any commission or finder's or similar fee in connection with the Transactions.

      4.10 Accuracy of Information.  No representation or warranty by the Buyer
           -----------------------
in any Transaction Document, and no information contained therein or in the Company Financial Statements by or on behalf of the Buyer to the Company in connection with the Transactions, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which such statements were made.

      4.11 Environmental.  Except as otherwise disclosed in the Buyer's filings
           -------------
under the 1933 Act or the 1934 Act, to the Buyer's knowledge, there has not been any material Environmental Condition (i) at the premises at which the Buyer's business has been conducted, (ii) at any property owned, leased or operated at any time by the Buyer, any Person controlled by the Buyer or any predecessor of any of them, or (iii) at any property at which wastes have been deposited or disposed by or at the behest or direction of any of the foregoing, nor has the Buyer received written notice of any such Environmental Condition.

      4.12 Hart-Scott-Rodino Act.   Neither (i) the Buyer nor (ii) the
           ---------------------
Acquisition Company has (x) annual net sales exceeding $100 million as of the last annual statement of income and expense, or (y) gross assets exceeding $100 million in value as of the Closing Date. There is no shareholder who has "control" (as defined below) over either party. "Control" means, holding 50% or more of the voting securities or the right to appoint 50% or more of the board of directors.

 5.   Post-Closing Covenants.
      ----------------------

      5.1  Registration; Lockup.  The Buyer will register under the 1933 Act for
           --------------------
resale by the Holders by the 180th day after the Closing the Buyer Common Shares issued in connection with the Merger.

      5.2  Board Position.  As soon as practicable after the Closing, the Board
           --------------
of Directors of the Buyer will offer to Judith L. Hardardt a seat on the Buyer's Board of Directors for a term equal to the time remaining in the term of the class in which the director's seat that is offered to Ms. Hardardt is classified and, prior to the expiration of such period remaining in her initial term, the Board of Directors will nominate Ms. Hardardt for re-election to the Board of Directors upon expiration of such initial term.

      5.3  Current Employment Agreements.  Except in the case of the Company's
           -----------------------------
employment agreements with Ms. Hardardt and Ms. Baky, all rights and obligations to which will terminate upon the execution of the Employment Agreements, the Buyer will continue to employ the persons listed on the Disclosure Schedule pursuant to the terms and conditions of the employment agreements described on the Disclosure Schedule (copies of which have been delivered to the Buyer by the Company), provided, however, that such terms are commercially reasonable.

      5.4  Consents to Assignment of Contracts.  If any Required Consent or
           -----------------------------------
approval in respect of, or a novation of, a Contract shall not have been obtained on or before the Closing Date, and the Closing occurs, to the extent lawful, practicable and reasonable under the circumstances, each Holder, at the request and under the direction of the Buyer, shall use all commercially reasonable efforts, including the obtaining of any such necessary consent or approval after the Closing, to assure that the rights under such Contracts shall be preserved for the benefit of the Buyer or the Acquisition Company.

      5.5  Employee Benefits.
           -----------------

      (a) The Buyer Parties will continue in effect all Benefit Plans sponsored or maintained by the Company (the "Company Benefit Plans") after the Closing and will not terminate a Company Benefit Plan before the earliest to occur of the following events with respect to such Benefit Plan: (i) the end of the current Benefit Plan year, (ii) the expiration of an insurance policy constituting part of, or providing benefits under, the Benefit Plan, (iii) December 31, 1996 and
(iv) the commencement of coverage of persons employed by the Company on the Closing Date in a comparable Benefit Plan sponsored or maintained by the Buyer (a "Buyer Benefit Plan").

      (b) To the extent permitted by ERISA, an employee's service with the Company prior to the Closing Date which is recognized under a Company Benefit Plan will be recognized under the comparable Buyer Benefit Plan for purposes of participation, vesting, eligibility and satisfying any waiting period. To the extent permitted by ERISA, the Buyer will cause the pre-existing condition restrictions or waiting periods under such Buyer Benefit Plan to be waived to the extent necessary to provide immediate coverage for former employees of the Company following the termination of coverage under a comparable Company Benefit Plan.

      5.6  Maintaining Surviving Corporation.  The Buyer will maintain control
           ---------------------------------
(as defined in Section 368(c) of the Code) of the Surviving Corporation, and will not terminate, merge out of existence, liquidate or dissolve the Surviving Corporation, or transfer all or substantially all of the assets of the Surviving Corporation, other than in the ordinary course of business, for a period of two years following the Closing.

 6.   Conditions Precedent to the Buyer Parties' Obligations.
      ------------------------------------------------------

      All obligations of the Buyer and the Acquisition Company to be performed on the Closing Date shall be subject to the satisfaction (or waiver by the Buyer or the Acquisition Company), prior thereto, of the following conditions:

      6.1  Representations True at Closing.  The representations and warranties
           -------------------------------
of the Company set forth in this Agreement shall be true and correct in all material respects, on and as of the Effective Time, except for such inaccuracies or breaches of warranty as would not, individually or in the aggregate, have a Material Adverse Effect.

      6.2  Litigation Affecting Closing.  No Court Order shall have been issued
           ----------------------------
or entered that prohibits consummation of the Merger.

      6.3  Regulatory Compliance and Approvals.  All governmental consents and
           -----------------------------------
approvals legally required for the consummation of the Merger and the Transactions shall have been obtained and be in effect at the Effective Time on terms and conditions that would not have a Material Adverse Effect on the Surviving Corporation.

      6.4  Certificates.  The Company shall have delivered a certificate of the
           ------------
chief executive officer of the Company to the effect that the conditions set forth in Section 6.1 have been satisfied.

      6.5  Opinion of Counsel to the Company.  O'Melveny & Myers LLP, counsel to
           ---------------------------------
the Company, shall have delivered to the Buyer their opinion, dated the Closing Date, with respect to those matters reasonably requested by the Buyer.

      6.6  Stockholder Approval.  This Agreement and the Transactions shall have
           --------------------
been unanimously approved and adopted by the Holders of the Company prior to the Closing Date.

      6.7  No Regulatory Action.  No action shall have been taken, and no
           --------------------
statute, rule or law shall have been enacted, by any state, federal or foreign government or governmental agency which would prevent the consummation of the Merger.

      6.8  Transaction Agreements.  The Company and the shareholders of the
           ----------------------
Company shall have executed each of the Escrow Agreement, Registration Rights Agreement and the Employment Agreements, as appropriate.

 7.   Conditions Precedent to the Company's Obligations.
      -------------------------------------------------

      All obligations of the Company to be performed on the Closing Date shall be subject to the satisfaction (or waiver by the Company), prior thereto, of each of the following conditions:

      7.1  Representations True at Closing.  The representations and warranties
           -------------------------------
of the Buyer Parties set forth in this Agreement shall be true and correct in all material respects, on and as of the Effective Time, except for such inaccuracies or breaches of warranty as would not, individually or in the aggregate, have a Material Adverse Effect.

      7.2  Litigation Affecting Closing.  No Court Order shall have been issued
           ----------------------------
or entered that would be violated by the completion of the Transactions.

      7.3  Regulatory Compliance and Approvals.  All governmental consents and
           -----------------------------------
approvals legally required for the consummation of the Merger and the Transactions shall have been obtained and be in effect at the Effective Time on terms and conditions that would not have a Material Adverse Effect on the Surviving Corporation.

      7.4  Certificates.  The Buyer shall have delivered a certificate of the
           ------------
chief executive officer of the Buyer to the effect that the conditions set in
Section 7.1 have been satisfied.

      7.5  Opinion of Counsel to the Buyer Parties.  The general counsel to the
           ---------------------------------------
Buyer Parties shall have delivered to the Company her opinion, dated the Closing Date, with respect to those matters reasonably requested by the Company.

      7.6  Stockholder Approval.  This Agreement and the Transactions shall have
           --------------------
been approved and adopted by the requisite vote of the stockholders of the Acquisition Company pursuant to the DGCL.

      7.7  No Regulatory Action.  No action shall have been taken, and no
           --------------------
statute, rule or law shall have been enacted, by any state, federal or foreign government or governmental agency that would prevent the consummation of the Merger.

      7.8  Transaction Agreements.  The Buyer shall have executed the Escrow
           ----------------------
Agreement, the Registration Rights Agreement and the Employment Agreements.

 8.   General.
      -------

      8.1  Governing Law.  This Agreement shall be construed and enforced in
           -------------
accordance with the laws of the State of Delaware.

      8.2  Further Assurances.  The parties hereto shall execute and deliver any
           ------------------
and all documents and take such other actions as may be necessary to complete the Transactions.

      8.3  Binding Effect.  This Agreement shall be binding upon the parties
           --------------
hereto and their respective successors and assigns; provided, however, that this Agreement and all rights hereunder may not be assigned by any party hereto without the written consent of the other parties. Nothing in this Agreement, expressed or implied, is intended to confer upon any Person other than the Buyer Parties and the Company Parties any rights or remedies of any nature whatsoever.

      8.4  Waiver of Conditions.  Any party hereto may waive any condition
           --------------------
provided in this Agreement for its benefit.

      8.5  Exhibits.  All of the Exhibits attached to this Agreement and the
           --------
Disclosure Schedule are hereby incorporated herein and made a part hereof.

      8.6  Expenses.  All costs and expenses incurred in connection with this
           --------
Agreement and the Transactions shall be paid by the party incurring such costs and expenses. The Buyer shall pay all costs and expenses related to the audit of the Company.

      8.7  Entire Agreement.  This Agreement, the No-Shop Agreement and the
           ----------------
other Transaction Documents contain the entire agreement among the parties hereto, and there are no agreements, representations or warranties which are not set forth in such documents. All prior negotiations, agreements and understandings are superseded hereby. This Agreement may not be amended or revised except by a writing signed by all parties hereto.

      8.8  Notices.  Any notice, authorization, request or demand required or
           -------
permitted to be given hereunder shall be in writing and shall be deemed to have been duly given on the earlier of the date when received at, or the fifth day after the date when sent by registered or certified mail to, the respective addresses or telecopy numbers specified for the parties below, or with regard to the Holders, to the addresses set forth on the signature page to this Agreement.

           TO THE BUYER OR THE ACQUISITION COMPANY:


           Jane Hollingsworth
           General Counsel
           IBAH, Inc.
           Four Valley Square
           512 Township Line Road
           Blue Bell, Pennsylvania 19422
           Fax:  215-542-2726

           With a copy to:

           Thomas Sharbaugh
           Morgan, Lewis & Bockius LLP
           2000 One Logan Square
           Philadelphia, Pennsylvania 19103
           Fax:  215-963-5299

           TO THE COMPANY:

           Judith L. Hardardt
           Sherrin H. Baky
           HGB, Inc.
           Six Century Drive
           Parsippany, New Jersey  07054

           With a copy to:

           Charles F. Niemeth, Esq.
           O'Melveny & Myers LLP
           Citicorp Center
           153 East 53rd Street
           New York, New York  10022-4611

      8.9  Indemnification.
           ---------------

      (a) The Holders of Converted Shares immediately prior to the Effective Time shall jointly and severally indemnify and hold the Buyer and any of its successors, assigns, officers, directors, employees, stockholders, agents and affiliates (each, a "Buyer Indemnified Party") safe and harmless from and against any and all liability, loss, cost or expense (including without limitation reasonable attorneys fees, the cost and expenses reasonably incurred in investigating, preparing, defending against, or prosecuting any litigation, claim, action, suit, proceedings, or demand, including in connection with the enforcement of this right of indemnification) which are suffered, sustained, incurred or required to be paid by any Buyer Indemnified Party and which are caused by any breach of a representation or warranty by the Company under this Agreement or by the Company's or any Holder's failure to perform any of their respective covenants, obligations and undertakings under this Agreement (a "Claim").

      (b) Notwithstanding anything to the contrary contained herein, the Holders' obligations to indemnify the Buyer Indemnified Parties hereunder shall be limited to Claims that in the aggregate exceed $50,000 (the "Deductible"), and then only to the extent of such excess, but that in the aggregate do not exceed $2.5 million. The calculation of the Deductible shall include Claims for damages incurred by a Buyer Indemnified Party for which the Buyer Indemnified Party would have been entitled to claim indemnification hereunder with respect to a breach of representation or warranty but for such representation or warranty being qualified by materiality, the knowledge of a particular party, or related exceptions.

      (c) In the case of a claim against the Holders that may be covered at least in part by the Escrow Shares, the Buyer shall pursue such claim in accordance with the Escrow Agreement. In the case of a claim against the Holders after the expiration of the Escrow Agreement, the Buyer may pursue whatever legal remedies may be available for recovery for the Claim from the Holders.

      8.10 Survival of Representations and Warranties.  The representations and
           ------------------------------------------
warranties of the parties in this Agreement and the covenants of the parties in this agreement shall survive the Closing and continue in full force and effect (i) for the period of the applicable statute of limitations with regard to Claims relating to the representations and warranties regarding the treatment of persons as Contractors by the Company for tax, ERISA and Benefit Plan purposes that are contained in
Section 3.13 and Section 3.19, (ii) until the 180th day after the first anniversary of the Closing Date with regard to all other representations and warranties and covenants contained herein, and (iii) for a period of two years with respect to the covenant made in Section 5.6.

      8.11 Counterparts.  This Agreement may be executed in two or more
           ------------
counterparts, each of which shall be binding as of the date first written above. Each such copy shall be deemed an orig inal, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

      8.12 Amendment.  This Agreement may be amended by the Boards of Directors
           ---------
of the parties hereto at any time prior to the filing of the Certificate of Merger, and any such amendment shall be by a written instrument signed by the parties hereto; provided, however, that this Agreement may only be amended without approval of the stockholders of the Company and the Acquisition Company to the extent permitted by applicable law.

      8.13 Interpretation.
           --------------

      Unless the context of this Agreement clearly requires otherwise, (a) "or" has the inclusive meaning frequently identified with the phrase "and/or," (b) "including" has the inclusive meaning frequently identified with the phrase "but not limited to" and (c) references to one gender include all genders. The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified. Each accounting term used herein that is not specifically defined herein shall have the meaning given to it under GAAP.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.


                         IBAH, INC.



                         By: /s/ Geraldine A. Henwood
                            ----------------------------

                         IBAH ACQUISITION COMPANY



                         By: /s/ Geraldine A. Henwood
                            ----------------------------


                         HGB, INC.



                         By: /s/ J. Hardardt
                            ----------------------------


                         HOLDERS:



                         /s/ J. Hardardt
                         -------------------------------
                         Name:  Judith L. Hardardt
                         Address:

                         /s/ Sherrin H. Baky
                         -----------------------------------
                         Name:  Sherrin H. Baky
                         Address:  12 Jonathan Smith Road
                                   Morristown, NJ  07960


                         /s/ Carol Rockwell
                         -----------------------------------
                         Name:  Carol Rockwell
                         Address:  4081 East Rollins Road
                                   Tucson, AZ  85739


                         /s/ David Pfennig
                         -----------------------------------
                         Name:  David Pfennig
                         Address:  39 Wesley Avenue
                                   Bernardsville, NJ  07924


                         /s/ Gary Freeman
                         -----------------------------------
                         Name:  Gary Freeman
                         Address:  17 James Trail
                                   Long Valley, NJ  07853

Schedule 2.5

Officers of Surviving Company:
------------------------------
Judith L. Hardardt - President
Sherrin H. Baky - Executive Vice President
Leonard F. Stigliano - Vice President and Treasurer
Jane H. Hollingsworth - Vice President and Secretary

Directors of Surviving Company
------------------------------
Geraldine A. Henwood

                         DISCLOSURE SCHEDULE FOR THE
                         AGREEMENT AND PLAN OF MERGER
                          DATED AS OF OCTOBER 1, 1996
                         BY AND AMONG IBAH, INC., IBAH
                        ACQUISITION COMPANY, HGB, INC.
                       AND THE STOCKHOLDERS OF HGB, INC.

Any information disclosed in one section of this Disclosure Schedule shall be deemed to be disclosed in all sections hereof.

Certain information set forth in this Disclosure Schedule has been included and disclosed solely for informational purposes and may not be required to be disclosed pursuant to the terms and conditions of this Agreement. The disclosure of any such information shall not be deemed to constitute an acknowledgement or agreement that the information is required to be disclosed in connection with the representations and warranties made in this Agreement or that the information is material, nor shall any information so included and disclosed be deemed to establish a standard of materiality or otherwise used to determine whether any other information is material.

                     Section 3.3 -- Consents and Approvals
                     -------------------------------------

The consents of the counterparties in the agreements listed below may be required for assignment of such agreements to the Surviving Corporation:

1. Agreement dated May 24, 1996 between the Company and Unigene Laboratories, Inc., as amended.

2. Agreement dated April 12, 1995 between the Company and Pharmacia, Inc., as amended.

3. Agreement dated October 12, 1995 between the Company and Fujisawa Pharmaceutical Corp., as amended.

4. Agreements dated August 7, 1995, November 14, 1995 and August 28, 1996 between the Company and TAP Holdings, Inc., as amended.

5. Agreement dated September 7, 1995 between the Company and Whitehall Laboratories, as amended.

6. Agreement dated January 25, 1996 between the Company and Biogen, as amended.

7. Lease dated December 29, 1993 between 6 Century Associates and the Company for office space located at 6 Century Drive, Parsippany-Troy Hills, New Jersey.

8. Lease dated January 6, 1994 between Geary-Market Investment Company, Ltd. and the Company for office space located at Suite 350, 1000 Fourth Street, San Rafael, California, as amended.

             Section 3.4 -- Record Owners of Company Common Stock
             ----------------------------------------------------

                                                                      Percent of
                         Voting          Non-Voting      Total        Total
Stockholder              Shares          Shares          Shares       Shares
-----------              ------          ------          ------       ------

Judith L. Hardardt       12,000          12,000          24,000       74.860%
Sherrin H. Baky           4,000           4,000           8,000       24.953%
Carol Rockwell                0              25              25        0.078%
David Pfennig                 0              25              25        0.078%
Gary Freeman                  0              10              10        0.031%

  Total                  16,000          16,060          32,060        100%

                      Section 3.5 -- Financial Statements
                      -----------------------------------

A description of the Financial Statements' variations from GAAP is attached.

                              The Hardardt Group

                       Unaudited Accounts for 1993-1996


The unaudited accounts were prepared primarily for management reporting purposes and contain, among others, the following departures from Generally Accepted Accounting Principles:

1. Fixed assets have been depreciated using accelerated depreciation methods normally used for income tax purposes.

2.   The cost of vacation time earned but not taken has not been accrued.

3. The cash surrender values of life insurance policies on the two largest shareholders have not been recorded as an asset.

4. The expected proceeds from a bankruptcy claim have not been recorded as an asset.

5. The total cost of buying back the shares of a former major shareholder has not been reflected in the period (1993) in which the termination occurred. The expense is being amortized over 60 months in line with the payment terms of the agreement.

6. Shareholder distributions have been recorded in interim financial statements using the cash method of accounting, and have been reflected as a bonus expense instead of a reduction of retained earnings.

7. Revenues and offsetting expenses associated with the disbursement of investigator grant funds have not been recorded in the financial statements. Cash on hand (and the offsetting liability) associated with these grants has also not been recorded.

8. A loan to an employee which the Company intends to forgive (contingent upon continued employment) has been recorded as a prepaid expense.

9.   Certain operating expenses may not have been properly accrued.

10. Some operating expenses may be amortized over several months within a given year instead of being expensed in the month incurred.

11. The combined net effect of all of the above adjustments to the profit & loss accounts was not reflected in the income tax provision.

12.  There are no footnote disclosures for such things as:
     -   Accounting Policies

       -       Leases
       -       Line of Credit
       -       Employee Benefit Plans
       -       Related Party Transactions

               Section 3.6 -- Title to Assets and Related Manners
               --------------------------------------------------



Equipment leased pursuant to the leases described in Section 3.9 of this Disclosure Schedule is subject to Encumbrances under such leases.

                          Section 3.7 -- Real Property
                          ----------------------------

A. Owned Real Property: The company does not and has not ever owned any real property.

B. Leased Real Property:

1. Lease dated December 29, 1993 between 6 Century Associates and the Company for office space located at 6 Century Drive, Parsippany-Troy Hills, New Jersey.

2. Lease dated January 6, 1994 between Geary-Market Investment Company, Ltd. and the Company for office space located at Suite 350, 1000 Fourth Street, San Rafael, California, as amended.

3. Basement Storage License dated February 25, 1994, between Centburg Realty Associates, L.P. and the Company for storage space located at 4 Century Drive, Parsippany-Troy Hills, New Jersey.

4. Lease dated January 28, 1995 between The Storage House and the Company for storage space located at 1325 Francisco Boulevard, East, San Rafael, California.

5. Lease dated June 2, 1992 among William Hardardt, Judith Hardardt and the Company for a condominium located at Unit 3A, 132 Claremont Road, Bernardsville, New Jersey.

                   Section 3.8 -- Certain Personal Property
                   ----------------------------------------

A. The following item of personal property is included in the Company Balance Sheet at a carrying value in excess of $10,000:

     1. Novell Netware 4.1 (purchased 2-23-95 for $12,659.57, located in the San Rafael, California office)

     2. Office modules (purchased 2-28-94 for $13,595.44, located in the Parsippany, New Jersey office)

B. Since June 30, 1996, the Company has purchased items of office furniture (cubicles) with an aggregate value of approximately $38,000.

                         3.9 -- Non-Real Estate Leases
                         -----------------------------

1. Agreement dated May 1, 1994 between THG Partners A and the Company, as amended, for the lease of a telephone system and related equipment.

2. Agreement dated May 1, 1994, between THG Partners A and the Company, as amended, for the lease of office furniture, one Think Pad IBM Laptop computer, and a printer.

3. Agreement dated June 1, 1994 between THG Partners A and the Company, as amended, for the lease of one Pitney Bowes Mailing Machine.

4. Agreement dated June 1, 1994 between THG Partners A and the Company, for the lease of one Toshiba 6550 Copier and one MRZ004 Sorter.

5. Agreement dated November 1, 1994 between THG Partners A and the Company for the lease of an AVT voice mail system.

6. Agreement dated July 7, 1996 between Candle Metro and the Company, for the lease of a copier.

                      Section 3.10 -- Accounts Receivable
                      -----------------------------------

The accounts receivable described in the attached memorandum are more than 60 days past due and the Company is in negotiation with the obligors thereon.

Date:  September 26, 1996

To:  Sherrin Baky

From:  Jerry Viracola JV

Re:  Open Accounts Receivable Over 60 Days
--------------------------------------------------------------------------------

Project            Inv.#            Inv. Date         Amount
-------            -----            ---------         ------

AD19-4             4819              3/15/96       $    506.25
AD14-5             4911              4/15/96          3,757.53
CTO5-H             5044              5/16/96          7,464.77
FLO1               5047              5/16/96         13,577.28
AD12-1             5176              7/19/96          3,040.46
AD12-1A            5177              7/19/96          5,359.83
AD17-2             5182              7/19/96         11,097.48
AD21-2             5190              7/19/96            646.56
AD28               5194              7/19/96          4,034.13
AZ12               5204              7/19/96          8,150.20
CHO3               5209              7/19/96         18,666.87
CHO3-6             5210              7/19/96          1,147.59
CH12               5212              7/19/96          7,981.78
CH19               5213              7/19/96          6,406.41
FLO1               5220              7/19/96         37,033.75
SZ36-1             5235              7/19/96          5,643.75
UGO1               5250              7/19/96         15,141.89
                                                     ---------

Total                                               149,656.53

                           Section 3.12 -- Liabilites
                           --------------------------


Potential liability for the assessments described in Section 3.13 of this Disclosure Schedule is not reserved for in the Company Balance Sheet.

                             Section 3.13 -- Taxes
                             ---------------------

A claim for disability benefits due to pregnancy made by a former consultant prompted the New Jersey Department of Labor ("DOL") to conduct in February of 1995 an audit of the Company's records of payments to outside consultants. The auditor found all these individuals to be "employees" and assessed the Company for unpaid disability insurance contributions for 1993 and 1994. The Company applied for a redetermination of this finding. Over the course of several meetings with New Jersey officials, several results were obtained: (i) a number of individuals being deleted from the assessment for various reasons, (ii) the experience rating which had been charged to the Company for the second half of 1994 was significantly reduced (refund not yet received) and (iii) the Company assisted DOL in the production of Audit Guidelines to help DOL auditors to realistically apply the state's "ABC" test to independent contractors in the CRO industry. An opinion letter was issued to all DOL auditors listing four criteria which define independent contractors in the CRO industry in New Jersey. Under these criteria, the Company will undergo a reaudit in New Jersey and the Company expects that the outcome will be favorable.

                          Section 3.14 -- Subsidiaries
                          ----------------------------


None.

                         Section 3.15(a)--Litigation
                         ----------------------------

1. As described in Section 3.13 of this Disclosure Schedule, the Company has disputed a New Jersey Department of Labor assessment for unpaid disability insurance contributions for 1993 and 1994.

2.   Worker's compensation claims--see attached list.

              THG Worker's Compensation Claims For The Year 1996
                               September 9, 1996


--------------------------------------------------------------------------------
Employee Name       Date of Injury      Current Status      Insurance Carrier
--------------------------------------------------------------------------------
Harper, Donna         7/11/96           Returned to work    ITT Hartford
--------------------------------------------------------------------------------
Myers, Virginia       8/28/96           Returned to work    ITT Hartford
--------------------------------------------------------------------------------

                     Section 3.15(d) -- Government Permits
                     -------------------------------------

None.

                           Section 3.16 -- Contracts
                           -------------------------

A. Contracts with present or former stockholders, directors, officers, or partners:

1. As of October 1, 1992, Hardardt & Associates, Inc. (predecessor to the Company) entered into a Shareholder's Agreement (the "Shareholder's Agreement") with Judith L. Hardardt, David C. Gilson and Sherrin H. Baky. David W. Pfennig became a party to the Shareholder's Agreement as of February 4, 1994. Carol A. Rockwell became a party to the Shareholder's Agreement as of February 14, 1994. The Shareholder's Agreement was amended by an Amendment dated October 25, 1994, among the Company, Judith L. Hardardt, Sherrin H. Baky, David W. Pfennig and Carol A. Rockwell. Gary B. Freeman became a party to the Shareholder's Agreement as of July 1, 1995.

2. Termination Agreement dated August 28, 1993 by and among David C. Gilson, the Company, THG Partners, Judith L. Hardardt and Sherrin H. Baky.

B.   Contracts with Employees:

1. A list of the Company's employees as of September 19, 1996 is attached. The Company is party to employment agreements with certain of the listed employees as attached.

2. The Company has also entered into employment agreements with individuals who are not currently employees of the Company. These agreements are not listed on this Disclosure Schedule.

3. The Company has a letter agreement with Victor Nunes, an employee, to pay up to $5,000 in relocation assistance. The Company also intends to pay additional relocation assistance to Mr. Nunes if necessary.

C.   Contracts with Consultants:

     The Company has entered into contracts with each of the consultants listed in the attachment to Item 1 of Section 3.19 of this Disclosure Schedule. Some of the consultants listed in such attachment are no longer engaged by the Company and the Company considers its contracts with those consultants to be inactive.

     The Company has also entered into agreements with consultants who have not consulted for the Company within the past three years. These agreements are not listed on this Disclosure Schedule.

D. Contracts for the Future Purchase of or Payment for Supplies or Products, or for the Lease of Any Asset From or the Performance of Services by a Third Party:

1.      The leases described in Sections 3.7.B and 3.9 of this Disclosure
        Schedule.

2. Employment and consulting agreements described elsewhere in this Disclosure Schedule.

E.      Contracts to Sell or Supply Products or to Perform Services:

See attached list of "Current Projects."

F.      Contracts to Lease to or to Operate For Any Other Party Any Asset:

None.

G.      Borrowing and Lending Agreements:

1. Note dated June 2, 1992 between Judith L. Hardardt, William L. Hardardt and the Company.

2. Mortgage dated June 2, 1992 between Judith L. Hardardt, William L. Hardardt and the Company.

3. Note dated September 6, 1994 between Bruce A. Baky, Sherrin Baky and the Company.

4. Mortgage dated September 6, 1994 between Bruce A. Baky, Sherrin Baky and the Company.

5. Note dated March 9, 1995 between Gary B. Freeman, Barbara R. Freeman and the Company.

6. Mortgage dated March 9, 1995 between Gary B. Freeman, Barbara R. Freeman and the Company.

7.      Note dated February 25, 1994 between Gary Freeman and the Company.

8. WCMA Note, Loan and Security Agreement dated as of June 10, 1994 between the Company and Merrill Lynch Business Financial Services, Inc.

H.      Contracts Under Which Encumbrances Exist:

Encumbrances exist under the lease agreements described in Section 3.9 of this Disclosure Schedule.

Other Material Contracts:

1. Business Cooperation Agreement dated as of February 5, 1991 between The Hardardt Group and Biologie and Industrie.

2. Business Cooperation Agreement dated as of July 29, 1996 between the Company and Research Services, Inc.

                                   Employees

-------------------------------------------------------------------------------------------------------------------
Employees?????????          Confidentiality Agreement    Employee Agreement   ????Noncomplete???  Employment Date
-------------------------------------------------------------------------------------------------------------------
Alatary                D                                         X                                    01-01-95
-------------------------------------------------------------------------------------------------------------------
Allen                  L                X                                                             09-16-96
-------------------------------------------------------------------------------------------------------------------
Andrews                C                X                                                             06-10-96
-------------------------------------------------------------------------------------------------------------------
Baky                   S                                         X                 X                  12-06-89
-------------------------------------------------------------------------------------------------------------------
Basil                  M                X                                                             07-22-96
-------------------------------------------------------------------------------------------------------------------
Batts                  A                X                                                             07-22-96
-------------------------------------------------------------------------------------------------------------------
Bennett                K                X                                                             06-28-96
-------------------------------------------------------------------------------------------------------------------
Bergamo                R                X                        X                                    04-10-95
-------------------------------------------------------------------------------------------------------------------
Bommarito              K                                         X                                    01-01-95
-------------------------------------------------------------------------------------------------------------------
Bonis                  J                X                        X                                    05-13-96
-------------------------------------------------------------------------------------------------------------------
Brinckerhoff           J                                                                              06-03-96
-------------------------------------------------------------------------------------------------------------------
Brumfield              F                                                                              09-09-96
-------------------------------------------------------------------------------------------------------------------
Carter                 M                X                                                             12-26-95
-------------------------------------------------------------------------------------------------------------------
Crane                  J                                         X                                    09-19-94
-------------------------------------------------------------------------------------------------------------------
DiNapoli               K                X                                                             03-04-96
-------------------------------------------------------------------------------------------------------------------
DiNola                 J                                                                              01-01-95
-------------------------------------------------------------------------------------------------------------------
Eilers                 B                                         X                                    01-01-92
-------------------------------------------------------------------------------------------------------------------
Faragasso              A                X                                                             08-29-96
-------------------------------------------------------------------------------------------------------------------
Foard                  K                X                                                             06-03-96
-------------------------------------------------------------------------------------------------------------------
Freeman                B                                         X                                    09-08-94
-------------------------------------------------------------------------------------------------------------------
Freeman                G                                         X                                    11-01-92
-------------------------------------------------------------------------------------------------------------------
Galgano                E                X                                                             01-15-96
-------------------------------------------------------------------------------------------------------------------
Gaw                    S                                         X                                    03-01-95
-------------------------------------------------------------------------------------------------------------------
Giannone               J                X                                                             07-08-96
-------------------------------------------------------------------------------------------------------------------
Ginda                  M                X                        X                                    05-15-95
-------------------------------------------------------------------------------------------------------------------
Goas                   A                X                                                             05-01-95
-------------------------------------------------------------------------------------------------------------------
Hardardt               J                                         X                 X                  12-06-89
-------------------------------------------------------------------------------------------------------------------
Harper                 D                X                                                             06-03-96
-------------------------------------------------------------------------------------------------------------------
Heller                 J                                         X                                    04-29-96
-------------------------------------------------------------------------------------------------------------------
Jean-Louis             L                X                                                             08-19-96
-------------------------------------------------------------------------------------------------------------------
Koman                  P                                                                              01-10-91
-------------------------------------------------------------------------------------------------------------------
Kovars                 P                X                                                             09-03-96
-------------------------------------------------------------------------------------------------------------------
Lee                    R                                                                              08-26-96
-------------------------------------------------------------------------------------------------------------------
Lott                   J                                         X                                    07-01-94
-------------------------------------------------------------------------------------------------------------------
Martin                 D                X                                                             06-20-96
-------------------------------------------------------------------------------------------------------------------
McKeon                 S                X                                                             06-19-95
-------------------------------------------------------------------------------------------------------------------
Miller                 S                                         X                                    11-01-94
-------------------------------------------------------------------------------------------------------------------
Myers                  V                X                                                             08-05-96
-------------------------------------------------------------------------------------------------------------------
Nicholas               A                X                                                             04-22-96
-------------------------------------------------------------------------------------------------------------------
Niemas                 N                                                                              02-28-94
-------------------------------------------------------------------------------------------------------------------
Nunes                  V                                         X                                    01-01-93
-------------------------------------------------------------------------------------------------------------------
Parisi                 P                                                                              01-01-94
-------------------------------------------------------------------------------------------------------------------
Parks                  B
-------------------------------------------------------------------------------------------------------------------
Parks                  L                                         X                                    11-01-94
-------------------------------------------------------------------------------------------------------------------
Pfennig                D                                         X                                    01-01-91
-------------------------------------------------------------------------------------------------------------------
Powell                 D                X                                                             06-28-96
-------------------------------------------------------------------------------------------------------------------
Rockwell               C                                         X                                    04-01-91
-------------------------------------------------------------------------------------------------------------------
Ross                   B                                         X                                    04-01-95
-------------------------------------------------------------------------------------------------------------------
Sarcomo                R                X                                                             08-07-95
-------------------------------------------------------------------------------------------------------------------
Sauerschell            R                                         X                                    11-01-93
-------------------------------------------------------------------------------------------------------------------
Snoddy                 A                X                                                             09-11-96
-------------------------------------------------------------------------------------------------------------------
Wilson                 J                                                                              08-16-96
-------------------------------------------------------------------------------------------------------------------
Wolcott                B                X                                                             07-22-96
-------------------------------------------------------------------------------------------------------------------
Zimmerman              D                X                                                             06-17-93
-------------------------------------------------------------------------------------------------------------------
Zajd                   K                                                                              06-28-96
-------------------------------------------------------------------------------------------------------------------

                               Current Projects

                                As of 08/31/96
            19-Sep-96

                                 ----------------------------------------
                                                Budget
             Budget   Projected                          Total Budget
Project       Start     Finish      Fees     Expenses  Inc All Addendums   Note
--------------------------------------------------------------------------------
AD01-2         3/95     open        open        open          open
AD02-4         7/95      6/97     217,955.00   72,800.00      290,755,000
AD07           3/95     open        open        open          open
AD09           3/95     12/95       open        open          open
AD11           3/95     open        open        open          open
AD11-1         3/95     12/97     638,925.00  212,450.00      851,375.00
AD11-3         9/95     12/97     764,064.75  283,195.00    1,027,259.75
AD11-4         9/95     12/99   1,144,562.50  421,525.00    1,566,057.50
AD12-1         3/95      4/97       open        open          open
AD12-1A        3/95      1/97     171,911.00   74,492.00      246,403.00
AD12-1C                                                                    b
AD13-1         1/94     12/95     182,376.00   84,000.00      266,376.00   @
AD13-4         3/95      6/97     528,539.00  297,650.00      626,159.00
AD14           3/95     12/96     781,596.00  225,275.00      986,371.00
AD17-2         1/96      6/97      54,433.04   18,900.00       79,333.00
AD16           6/95     12/98   1,223,119.00  389,900.00    1,613,019.00
AD19-1         9/95      2/97     387,315.00  163,800.00      551,115.00
AD19-2        10/95      3/97     341,760.00  142,800.00      484,580.00
AD19-5         2/96      4/96      14,250.00    6,300.00       20,550.00   @
AD21           3/95     open        open        open          open         @
AD21-1         8/95     12/97     191,305.00   70,000.00      261,305.00
AD21-2         1/96     12/97      37,769.00   15,400.00       53,169.00
AD25           8/95      5/98     184,465.00   75,650.00      260,115.00
AD26           5/95     12/96      93,465.00   31,150.00      114,515.00
AD26-1         5/95     12/95      27,365.00   11,550.00       38,915.00
AD27           9/95      9/96      45,375.00   21,000.00       55,375.00
AD28           4/96      4/96       6,415.00    3,415.00        9,830.00   @
AD30           3/96     12/96     101,513.00   50,791.00      162,244.00
AP02           3/94      2/97   2,198,910.00  851,760.00    3,050,670.00   %
AP05          11/94     open      162,900.00    open          162,900.00   --
AQ02           4/96      9/96      80,025.00   44,450.00      124,475.00   @
AZ03#          9/94      6/99     104,516.86   36,490.00      141,006.66   #
AZ04#          9/94      6/99     103,158.04   12,175.00      115,333.04   #
AZ05#          9/94      6/96      39,667.24   16,099.96       55,967.20   #
AZ06#          9/94      6/98      81,663.88   18,699.98      100,363.84   #
AZ10          11/95      3/96      27,675.00   11,550.00       39,225.00
AZ12           1/96      4/96      87,240.00    8,435.00       85,675.00
AZ20           4/96     10/96     180,248.00   75,775.00      256,023.00
AZ21           4/96     10/96     211,934.00   91,700.00      303,634.00
BG02           8/95     12/95       open        open          open
B02           10/95      4/96      67,950.00    open           67,950.00   --@
CH03          10/93     11/96     797,209.00  281,450.00    1,069,292.55
CH03-6         8/95      8/97      32,870.00    7,700.00       40,570.00
CH06           8/94      8/95      11,496.00    3,850.00       15,346.00
CH08-2         4/96      8/96      22,515.00   11,025.00       23,540.00
CH12           9/95      6/97     203,475.00   61,425.00      284,900.00
CH19           4/96     10/96      33,355.00    open           33,355.00   --
CM10           5/94     open        open        open          open
CM13S          5/95      6/96     557,145.00  236,250.00      793,396.00   $
CM16           4/96      1/97      56,640.00   25,825.00       82,265.00
CT05           4/95      3/97   2,961,610.00  835,200.00    3,796,810.00   @
CT05-1         2/96      8/96      30,505.00    4,300.00       34,805.00
EL02           4/96      3/97        x           x            248,480.00
FL01           4/96      6/96      86,269.00   39,375.00      125,644.00
FP04          10/95     12/96     262,738.00  129,000.00      391,733.00
IB02           3/96     open        open        open          open
ID01           8/95     10/97     257,380.00   63,825.00      321,705.00
KND01          8/95     10/96     118,325.00   16,100.00      134,425.00
OF01-Total     2/95     open      176,483.00   61,800.00      248,388.00
OR01           6/96      5/97        x           x            175,000.00
PI02           7/96     12/96      46,000.00    open           46,000.00   ***
PUI01          4/96      7/97     208,898.00   78,625.00      287,523.00
PUI03          6/96      6/98   1,636,157.00  560,070.00    2,196,227.00
PUI04          7/96      7/96      21,139.00    open           21,139.00
PUI05          7/96      7/96       8,894.00    2,115.00       11,009.00
RH01          10/95      7/96      92,986.00    open           92,986.00   --@
SG01/SG01-A    7/94      9/96     198,045.00   25,594.00      223,639.00   --&
SG05           6/96      6/96       3,195.00      100.00        3,295.00
SG06           7/96      9/96       6,570.00    1,955.00        8,525.00
SZ12          11/94     open        open        open          open
SZ27           5/95     open        open        open          open
SZ35          11/95     12/96        x           x            106,400.00   --
SZ36-1         2/96      6/97     108,500.00    open          108,500.00   --
SZ39           7/95     10/96      47,850.00     x             47,850.00

                               Current Projects

                                As of 08/31/96

              19-Sep-96
                                                 ---------------------------------------------------
                                                                       Budget
              Budget          Projected                                            Total Budget
Project        Start            Finish               Fees           Expenses     Inc. All Addendums    Note
-------------------------------------------------------------------------------------------------------------
SZ43           6/96              7/97             1,709,206.00     656,800.00         2,366,008.00
SZ44           6/96              5/96             2,344,905.00     820,188.00         3,165,083.00
SZ45           6/96              5/96             2,171,325.00     747,213.00         2,918,538.00
SZ46           6/96             12/96               945,468.00     332,238.00         1,277,701.00
SZ47           6/96              2/97             2,285,083.00     858,550.00         3,153,683.00
SZ48           8/96              2/98               322,036.00     108,645.00           430,683.00
SZ49           6/96              2/97               170,624.00      53,694.00           224,318.00
SZ50           6/96              1/97               168,942.00      54,963.00           223.905.00
SZ522          open              open                  open           open              open
SZ527          7/95             12/96                   %              %                432,000.00     --
SZ528          7/95             12/96                   %              %                395,974.00     --
SZ534          7/95             12/96                   %              %                256,868.00     --
SZ62           5/96              7/96             1,543,775.00     173,750.00         1,717,525.00
SZ63           6/96              6/95             1,269,156.00      30,000.00         1,299,155.00
SZ65           7/96             12/96               210,000.00         %                210,000.00
TA07          11/94             12/99               610,603.00        open              610,603.00     --
TA10           4/95              4/96               994,955.00     264,275.00         1,199,290.00
TA11           8/95              5/98             1,781,101.00     375,900.00         2,157,001.00
TA12           7/95             12/96               224,000.00       3,000.00           227,000.00
TA14          10/95              9/96               225,300.00       TBD                225,300.00     --
UG01           6/96             12/96                $1,383.00      14,500.00            65,883.00
VP01          12/95              3/96                15,887.00       6,300.00            22,187.00
VP02           2/96              4/96                12,560.00       5,775.00            18,335.00
VP04           4/96             12/96                  open           open              open
WA03           3/95             11/98               237,600.00        open              237,600.00     --
WA05          11/95             12/96               369,600.00        open              369,600.00     --
WAD6-1         2/96              7/96               192,900.00         %                192,900.00
WL02          10/95              3/97               157,950.00      42,000.00           199,950.00


%-Unsigned addendums or budgets included
$-Not including Grant in Aid for $1,600,000 b-no budget as of this date
--Total Actual does not include expenses since budget is open
@-Recently Completed

                           Section 3.17 -- Insurance
                           -------------------------

See attached.

                          PARTNERS - BUYOUT INSURANCE

====================================================================================================================================
                                                                                                 Policy         Last Date
 Partners       Policy            Policy Number           Type            Face Value              Date             Paid
====================================================================================================================================
Judy           Met Life           906915001U            Universal          $600,000             10-26-90          11/94
4,100,000
               Kemper             FK2352811               Term            $1,500,000             5-17-96         5-16-96

               New England        1U050149           Adjustable Joint     $2,000,000            07-17-93         7/31/95


------------------------------------------------------------------------------------------------------------------------------------
Sherrin        Met Life           906-915-002U          Universal          $200,000             10-26-90          10/93
1,700,000

               Valley Forge Ins.  VITN004504              Term             $800,000             06-20-96        07-02-96

               New England        1U050149           Adjustable Joint      $700,000             07-17-93        07/31/95

------------------------------------------------------------------------------------------------------------------------------------
Dave Gilson    Met Life           906915004U            Universal          $100,000             10-26-90          10/93
300,000

               Met Life           925101885A            Term 1 yr          $200,000             03-05-92           3/96
                                                        Adjustable



====================================================================================================================================


====================================================================================================================================
  Expiration              Annual          Guaranteed                      Beneficiary
     Date                 Premium           Premium       Return          Cash Value
====================================================================================================================================
 95 yrs. old              $3,900            20 yrs.        0.04             $7,050

 01-25-2034               $4,950            10 yrs.                           THG

 07-17-2033              $12,100            11 yrs.        0.04               THG
                         Judy & Sherrin

------------------------------------------------------------------------------------------------------------------------------------
 95 yrs. old              $1,956            20 yrs.        0.04             $4,470


 06-20-2039               $1,451            10 yrs.

 07-12-2033               Judy & Sherrin    11 yrs.        0.04               THG

------------------------------------------------------------------------------------------------------------------------------------
 95 yrs. old              $2,176            20 yrs.        0.04               $800


    per yr.               $766 3/92         per yr.                           THG
                          $859 3/93
                          $925 6/94
                          $1025 10/95
                          $800 3/96
====================================================================================================================================

SCHEDULE OF YOUR CURRENT INSURANCE

8181   JUN INSURED:  The Hardardt Group, Inc.                                NIA-BILINKAS
 101                 6 Century Drive                                         711 Route 10
                     Parsippany, NJ 07054          (201) 644-9800            Randolph, NJ 07869
              DATE:  21 May 1996                         PAGE 1
----------------------------------------------------------------------------------------------------------
        COVERAGE                  AMOUNT/LIMIT     EXP.DATE  COMPANY    POLICY NUMBER   PREMIUM   DED.AMT
----------------------------------------------------------------------------------------------------------
BOND                                               01/17/98 Crum & For  6010588602      $237.00
 .............................................................................................................
CRIME
-----
 PLAN 1
 ------
 A  EMPLOYEE DISHONESTY
      BLANKET                     $100,000
 .............................................................................................................

 SCHEDULE OF YOUR CURRENT INSURANCE

 8181  JUN  INSURED:  The Hardardt Group, Inc.                  NIA-BILINKAS
  101                 6 Century Drive                           711 Route 10
                      Parsippany,  NJ  07054   (201) 644-9800   Randolph, NJ
                                                                07869

               DATE:  21 May 1996                     PAGE 2

------------------------------------------------------------------------------------------------------------------------------------
                COVERAGE                 AMOUNT/LIMIT     EXP. DATE      COMPANY          POLICY NUMBER      PREMIUM     DED.AMT
-----------------------------------------------------------------------------------------------------------------------------------
BUSINESS OWNERS POLICY                                    05/01/97      Hartford I  13SBACV8018            $4,500.00
-----------------------------------------------------------------------------------------------------------------------------------
COMMERCIAL PROPERTY
-------------------

   LOCATIONS
   ---------
      1  1000 FOURTH ST.,  SUITE 550,  SAN RAFAEL, CA
      2  6 CENTURY DRIVE,  PARSIPPANY, NJ
      3  4 CENTURY DRIVE,  PARSIPPANY, NJ
   LOC#  1                                                  %CO-INS        VALUATION      PERILS
     BUILDING 1                                             -------        ---------      ------
      CONTENTS                                      $34,300 NONE           R/C            SPECIAL FORM                     $250
      COMPUTERS & MEDIA                             $50,000 NONE           R/C            SPECIAL FORM                     $250
   LOC#  2
     BUILDING 1
      CONTENTS                                     $400,700 NONE           R/C            SPECIAL FORM                     $250
      COMPUTERS & MEDIA                            $150,000 NONE           R/C            SPECIAL FORM                     $250
   LOC#  3
     BUILDING 1
      CONTENTS                                      $28,700 NONE           R/C            SPECIAL FORM                     $250
COMMERCIAL GENERAL LIABILITY
----------------------------
   LIABILITY:  GENERAL AGGREGATE                 $2,000,000
               PERS/ADVERTISING INJURY           $1,000,000
               EACH OCCURRENCE                   $1,000,000
               FIRE DAMAGE (ANY 1 FIRE)            $300,000
               MED EXP (ANY 1 PERSON)               $10,000
   COVERAGES:  OCCURRENCE
               **  PRODUCTS & COMPLETED OPERATIONS COVERAGE IS EXCLUDED.  **
               **  ERROR & OMMISIONS COVERAGE IS EXCLUDED  **

FIRE
----
   STRETCH ENDORSEMENT
      VALUABLE PAPERS & RECORDS  $10,000
      ACCOUNTS RECEIVABLE        $5,000

SCHEDULE OF YOUR CURRENT INSURANCE

8181   JUN INSURED:  The Hardardt Group, Inc.                                NIA-BILINKAS
 101                 6 Century Drive                                         711 Route 10
                     Parsippany   , NJ 07054       (201) 644-9800            Randolph, NJ 07869

              DATE:  21 May 1996                         PAGE 3
----------------------------------------------------------------------------------------------------------
        COVERAGE                  AMOUNT/LIMIT     EXP.DATE  COMPANY    POLICY NUMBER   PREMIUM   DED.AMT
----------------------------------------------------------------------------------------------------------
     OUTDOOR SIGNS            $5,000
     COMPUTERS & MEDIA        $10,000
     PERSONAL PROPERTY OF OTHERS  $10,000
     BUSINESS PERSONAL PROPERTY OFF PREMISES & IN TRANSIT $10,000
     TEMPERATURE CHANGE       $10,000

     STRETCH ENDORSEMENT APPLIES TO EACH SCHEDULED LOCATION
COMMERCIAL UMBRELLA
-------------------
  LIABILITY, EACH OCCURRENCE           $1,000,000
             AGGREGATE                 $1,000,000
  RETAINED LIMIT:                         $10,000
  FIRST DOLLAR DEFENSE:                      N
 .............................................................................................................

SCHEDULE OF YOUR CURRENT INSURANCE

8181   JUN INSURED:  The Hardardt Group, Inc.                                NIA-BILINKAS
 101                 6 Century Drive                                         711 Route 10
                     Parsippany   , NJ 07054       (201) 644-9800            Randolph, NJ 07869

              DATE:  21 May 1996                         PAGE 4
----------------------------------------------------------------------------------------------------------
        COVERAGE                  AMOUNT/LIMIT     EXP.DATE  COMPANY    POLICY NUMBER   PREMIUM   DED.AMT
----------------------------------------------------------------------------------------------------------
WORKERS COMPENSATION                               05/01/97 Hartford I  13WECAN2005-NJ  $4,110.00
 .............................................................................................................
WORKERS COMPENSATION
--------------------
 LOCATIONS
 ----------
    1 6 CENTURY DRIVE, PARSIPPANY, NJ
 COVERAGE A                       STATUTORY                 STATES:  NEW JERSEY)
 EMPLOYERS LIABILITY             $1,000,000
 BROAD FORM ALL STATES
     RATING: LOC  STATE CODE   EST ANN REM   RATE CATEGORY
               1    NJ  8810     1,203,100   0.37 CLERICAL OFFICE EMPLOYEES
 .............................................................................................................

SCHEDULE OF YOUR CURRENT INSURANCE

0181   JUN INSURED:  The Hardardt Group, Inc.                                NIA-BILINKAS
 101                 6 Century Drive                                         711 Route 10
                     Parsippany   , NJ 07054       (201) 644-9800            Randolph, NJ 07869

              DATE:  21 May 1996                         PAGE 5

----------------------------------------------------------------------------------------------------------
        COVERAGE                  AMOUNT/LIMIT     EXP.DATE  COMPANY    POLICY NUMBER   PREMIUM   DED.AMT
----------------------------------------------------------------------------------------------------------
WORKERS COMPENSATION                               05/01/97 HARTFORD I  13WECAN2006    $8,194.00
 .............................................................................................................
WORKERS COMPENSATION
--------------------
 LOCATIONS
 ---------
    1  4075 EAST ROLLINS ROAD, TUCSON, AZ
    2  1000 FOURTH ST., STE. 550, SAN RAFAEL, CA
    3  4465 W. STONES CROSSING, GREENWOOD, IN
    4  2031 NOTT STREET, SCHENECTADY, NY
   05  70 SHERRY LANE, LEHIGHTON, PA
    6  7718 JULIE DRIVE, PORTAGE, MI
 COVERAGE A                      STATUTORY                    STATES:  ALL STATES (SEE LIST OF LOCATIONS)
 EMPLOYERS LIABILITY            $1,000,000
 BROAD FORM ALL STATES
    RATING:  LOC    STATE    CODE    EST    ANN REM    RATE   CATEGORY
              3       IN     8810           252,100    0.28   CLERICAL
              1       AZ     8810           123,200    0.47   CLERICAL OFFICE
             05       PA     953            350,700    0.54   CLERICAL
              2       CA     8810           348,500    0.85   CLERICAL
              4       NY     8810            93,500    0.54   CLERICAL
              6       MI     8810            73,700    0.46   CLERICAL
 .............................................................................................................

SCHEDULE OF YOUR CURRENT INSURANCE

8181   JUN INSURED:  The Hardardt Group, Inc.                                NIA-BILINKAS
 101                 6 Century Drive                                         711 Route 10
                     Parsippany   , NJ 07054       (201) 644-9800            Randolph, NJ 07869

              DATE:  21 May 1996                         PAGE 6
----------------------------------------------------------------------------------------------------------
        COVERAGE                  AMOUNT/LIMIT     EXP.DATE  COMPANY    POLICY NUMBER   PREMIUM   DED.AMT
----------------------------------------------------------------------------------------------------------
MISCELLANEOUS                                      02/28/97 Stewart Sm  4826907         $18,887.00
 .............................................................................................................
  LOCATIONS
  ---------
MISCELLANEOUS
-------------
  PROFESSIONAL LIABILITY
     $1,000,000 EACH CLAIM/AGGREGATE, INCLUDING DEFENSE COSTS
                AND EXPENSES

     $25,000 DEDUCTIBLE FOR EACH WRONGFUL ACT

     TERMS & CONDITIONS:  AS PER THE POLICY WORDING PLUS THE FOLLOWING:
     "SOLELY IN THE PERFORMANCE OF ADMINISTRATIVE AND MANAGEMENT ASSISTANCE FOR
     OTHERS ON CLINICAL RESEARCH PROJECTS, INCLUDING MONITORING AND REPORTING
     FOR A FEE;" NJ CANCELLATION/NON-RENEWAL; PRIOR ACTS COVERAGE FOR NJ NEW
     LINE (02/28/90-02/28/95); LIMITED WORLDWIDE COVERAGE ENDORSEMENT;
     CONTINGENT BODILY INJURY/PROPERTY DAMAGE; WARRANTIES/GUARANTEES OF
     PROFESSIONAL, OWNED OF AFFILIATED ENTITY EXCLUSION; KNOWLEDGE OF WRONGFUL ACT
     EXCLUSION; POLLUTION EXCLUSION; INDEPENDENT CONTRACTORS ENDORSEMENT

  DEFENSE COSTS, CHARGES & EXPENSES
     THE LIMIT OF LIABILITY AVAILABLE TO PAY JUDGEMENTS OR SETTLEMENTS
     SHALL BE REDUCED BY AMOUNTS INCURRED FOR LEGAL DEFENSE.  FURTHER NOTE
     THAT AMOUNTS INCURRED FOR LEGAL DEFENSE SHALL BE APPLIED AGAINST THE
     DEDUCTIBLE AMOUNT.
 .............................................................................................................
                  THIS SCHEDULE SERVES ONLY AS A REFERENCE FOR YOUR CONVENIENCE.
      THE ACTUAL TERMS AND CONDITIONS OF YOUR POLICIES WILL PREVAIL IN THE EVENT OF ANY DISCREPANCIES.

                     Section 3.18 -- Intellectual Property
                     -------------------------------------

1.    The Company owns two proprietary, specialized computer applications:

      a. The Financial System is used to track the time and expenses that Hardardt consultants and employees spend on projects and to create invoices and expense reimbursement checks.

      b. The Project Management System is used to track (i) site visits and other activities by Company consultants (ii) documentation associated with these visits and activities and (iii) patient enrollment data.

2. The Company uses numerous generally-available software packages under "shrinkwrap" licenses.

3. The attachment to Item 1 of Section 3.16.B of this Disclosure Schedule indicates Company employees who have executed a confidentiality agreement or an employment agreement containing confidentiality provisions with the Company. No other employees have entered into such agreements.

4. Each of the consultants listed in the attachment to Item 1 of section 3.19 of this Disclosure Schedule has executed a confidentiality agreement (or a consulting agreement containing confidentiality provisions) with the Company.

5. Each of the following employees of the Company has executed a non-compe-tition agreements (or an employment agreement containing non-competition provisions) with the Company:

            Judith L. Hardardt
            Sherrin H. Baky

6. Each of the consultants listed in the attachment to Item 1 of Section 3.19 of this Disclosure Schedule has executed a consulting agreement containing non-competition provisions with the Company.

                           Section 3.19--Contractors
                           -------------------------

1. A list of independent contractors engaged by the Company at any time during the period July 1993 through September 10, 1996 is attached.

2. The following individuals were engaged by the Company as independent contractors, subsequently became employees of the Company, and are currently employed by the Company: K. Bommarito, B. Ross, D. Harper, S. Miller,
    L. Parks, D. Powell, R. Sauerschell, D. Zimmerman.

2. The following individuals were engaged by the Company as independent contractors, subsequently became employees of the Company, and are no longer employed by the Company: M. Bilbault, N. Buck, G. Solomon, E. Schorr.

---------------------------------------------------------------------------------------------------------------
Abercrombie, M.      Concannon, D.          Hamett-Kiel, B.       Mason, K.                Salter, F.
Ahem, M.             Cousins-Tabor, C.      Hanson, D.            Matthews, C.             Sanders, S.
Allen, C.            Cox, D.                Hartley, D.           Mays, J.                 Schoenberger, C.
Anderson, D.         Cox, J.                Hartnack, J.          McCown, K.               Schroeder, E.
Ansbro, C.           Craig, H.              Hartzell, C.          McCue-Octjengerdes, N.   Schurr, S.
Appleby, B.          Crogan, M.             Hein, B.              McKeehan, S.             Sedler, J.
Argyropoulos, J.     Crowe, C.              Hendler, J.           McMillan, J.             Selenko, N.
Arnold, E.           Cruse, D.              Hoagland, M.          McPeak, R.               Serio, P.
Arnold, J.           Cyr, P.                Hoskins, D.           Melia, A.                Shaw, L.
Aulisio, D.          Czerwinski, J.         Houlihan, A.          Merritt, D.              Shear, D.
Back, J.             D'Addario, E.          Huguenard, N.         Milch, P.                Sheridan, D.
Baker, M.            Darling, D.            Hunter, L.            Miller, P.               Sheridan, K.
Baker, S.            Dean, S.               Hurlbert, R.          Morgan, J.               Sherry, K.
Barbetti, M.         Deatherage, R.         Jackson, J.           Moses, B.                Slater, P.
Beitman, R.          DeMartin, E.           Jackson, L.           Munoz, K.                Smotzer, C.
Bennett, P.          Dente, L.              Jarmann, B.           Nance, V.                Smullin, J.
Beshak, P.           DeWitte, D.            Jensen, L.            Nunes, D.                Sroka, J.
Birinci, B.          Dobbs, K.              Johns, G.             Obeirne, C.              Staley, L.
Birnbaum, R.         Domenger, C.           Jones, K.             Odle, M.                 Stehley, G.
Blum, D.             Donnelly, D.           Josie, M.             Oei, H.                  Stephenson, L.
Bobik, C.            Donnelly, J.           Kalooky, R.           Ohlmann, G.              Sylvester, C.
Bobo, R.             Dulworth, W.           Kane-Hunt, L.         Opper, C.                Szczyglinski, J.
Borowski, G.         Dusebout, T.           Karthaeuser, K.       Orozco-Cronin, P.        Thompkins, J.
Borrelli, J.         Elam, H.               Kelly, T.             Ort, J.                  Thompkins, T.
Bott, D.             Engelhard, M.          Kennedy, L.           Owen, R.                 Thompson-Owen, B.
Breeland, M.         English, D.            Kersch, M.            Paul, C.                 Ticknor, A.
Breitz, B.           Ernst, E.              Kieman, P.            Peers, K.                Toscani, L.
Brightfield, L.      Fabriele, M.           Kirst, K.             Petersen, M.             Tranotti, K.
Brossel, R.          Fein, S.               Kline, W.             Phillips, P.             Trauco, C.
Brossel, S.          Ferguson, Mel.         Kopycinski, M.        Pile, E.                 Trudeau, R.
Brown, H.            Ferguson, Mon.         Koziol, P.            Powell, D.               Turpin, A.
Brown, T.            Finn, J.               Krauskopf, B.         Powers, N.               Ures, P.
Brugmans, M.         Ford, C.               Kroll, M.             Pridgen, A.              Vacca, C.
Bruns, M.            Friedland, A.          Kundla, M.            Prior, D.                VanTrabert, E.
Bryden, J.           Friedman, B.           LaLinde, N.           Pyke, A.                 VanTrabert, T.
Buckley, K.          Fritz, A.              Landen, M.            Radney, C.               Vaughan, R.
Bucko, N.            Fry, R.                Lanphear, J.          Radochonski, C.          Victorin, I.
Burrell, D.          Gamble, N.             Lee, E.               Rae, E.                  Walker, J.
Butler, V.           Gatewood, C.           Leibowitz, C.         Rando, K.                Wallace, L.
Campbell, Ca.        Gaupp, R.              LePage, M.            Redeker, A.              Warner, N.
Campbell, Con.       Gentry, K.             Littrell, K.          Rinke, P.                Webb, D.
Cantelmo, W.         Gerber, M.             Lokys, N.             Robbins, M.              Weil, A.
Canter, K.           Gier, J.               Long, Je.             Robinson, J.             Wetzel, C.
Cappiello, V.        Gilkinson, C.          Long, Ji.             Rohall, M.               Wickham, B.
Cardinale, M.        Gitomer, S.            Louchard, F.          Romanini, L.             Wilke, M.
Carr, P.             Goginsky, A.           Lourie, M.            Rose, M.                 Wilkie, M.
Carson, J.           Goldstein, M.          Lucas, R.             Rosen, D.                Williams, K.
Carson, N.           Goudeau, P.            Maccarone, J.         Rosenbaum, D.            Woodfin, J.
Cavaliere, T.        Green, D.              MacDonald, A.         Rosenberg, J.            Wright, G.
Cavallo, R.          Greenberg, D.          Mailloux, J.          Rusling, R.              Wright, S.
Clark, J.            Greff, J.              Mapes, D.             Sabatino, K.             Yarinsky, A.
Cleaver, K.          Gunderson, N.          Marcantonio, A.       Sadlowski, S.            Young, R.
Collis, C.           Gutierrez, E.          Marcellari, A.        Salm, K.
---------------------------------------------------------------------------------------------------------------

                             Section 3.20 - ERISA
                             --------------------

Benefit Plans sponsored or maintained by the Company or under which the Company is obligated;

     1.  Company paid medical coverage through New England.
     2.  Company paid dental coverage through New England.
     3.  Company paid long term disability coverage through Paul Revere.
     4. Company paid term life insurance of $50,000 for non-exempt and $100,000 for exempt employees through First Colony and others for best rates.
     5. Membership to a health club for exempt employees up to $400.000 per year.
     6. 401k Plan includes discretionary matching and profit sharing (adoption agreement enclosed).

                         Section 3.22 -- Distributions
                         -----------------------------

On September 30, 1996, the Company made a distribution to shareholders in the aggregate amount of approximately $1,071,000.

                    Section 3.24 -- Customers and Suppliers
                    ---------------------------------------

The ten customers that, in the aggregate, for the three years ending Dec. 31, 1993, 1994 and 1995, were the largest dollar volume customers of services sold by the Company:

See attached. The following customers listed on the attachment are not currently customers of the Company:

      Roche BioScience
      DuPont Merck Pharmaceutical Company

The ten suppliers that were, in the aggragate, for the three years ending Dec 31, 1993, 1994, and 1995, were the largest dollar volume suppliers of products or services, or both, purchased by the Company:

See attached. E. Pile is not currently engaged by the Company. (Note: BelleMeade is the management company for 6 Century Associates, the Company's landlord at 6 Century Drive, Parsippany - Troy Hills, New Jersey.)

                   Summary of Revenue from Sponsors: By Year

        -------------------------------------------------------------
          Year: 1993                                  Gross Revenue
        -------------------------------------------------------------
          Sandoz Pharmaceuticals Corp.                   $202,087.50
          Yamanouchi U.S.A.                              $187,671.15
          Whitehall Laboratories                         $122,823.47
          Pharmacia, Inc.                                $116,470.24
          TAP Holdings, Inc.                              $82,893.06
          Roche BioScience                                $75,225.00
          DuPont Merck Pharmaceutical Comp.               $49,843.82
          Aiza Corporation                                $30,585.02
          Chiron Corporation                              $26,931.29
          Astra U.S.A., Inc.                              $23,667.19

        -------------------------------------------------------------
          Year: 1994                                  Gross Revenue
        -------------------------------------------------------------
          Sandoz Pharmaceuticals Corp.                 $2,752,071.26
          Pharmacia, Inc.                               2,285,157.54
          DuPont Merck Pharmaceutical Comp.             1,476,283.98
          Yamanouchi U.S.A.                             1,168,123.31
          Whitehall Laboratories                         $665,933.00
          TAP Holdings, Inc.                             $612,957.65
          Astra U.S.A., Inc.                             $400,221.94
          Chiron Corporation                             $344,834.79
          Aiza Corporation                               $316,431.95
          Roche BioScience                               $249,806.25

        -------------------------------------------------------------
          Year: 1995                                  Gross Revenue
        -------------------------------------------------------------
          Pharmacia, Inc.                              $2,456,183.66
          Sandoz Pharmaceuticals Corp.                 $2,058,744.48
          DuPont Merck Pharmaceutical Comp.            $1,419,404.72
          Astra U.S.A., Inc.                           $1,314,198.47
          Centocor, Incorporated                       $1,038,410.00
          Connaught Laboratories, Inc.                   $665,511.52
          Yamanouchi U.S.A.                              $381,146.72
          TAP Holdings, Inc.                             $361,090.64
          Chiron Corporation                             $355,040.32
          Wyeth-Ayerst                                   $271,717.54

        -------------------------------------------------------------
          Year: 1996                                  Gross Revenue
        -------------------------------------------------------------
          Pharmacia, Inc.                              $1,524,277.71
          Sandoz Pharmaceuticals Corp.                 $1,203,934.05
          Astra U.S.A., Inc.                             $898,982.20
          Centocor, Incorporated                         $723,286.22
          TAP Holdings, Inc.                             $629,706.81
          Connaught Laboratories, Inc.                   $555,050.90
          Wyeth-Ayerst                                   $363,229.34
          Aiza Corporation                               $287,240.21
          Chiron Corporation                             $162,886.05
          DuPont Merck Pharmaceutical Comp.              $130,306.79

The Hardardt Group
Top 10 Vendors/Suppliers


1995
1.  R. Vaughan                         228,181
2.  BelleMeade                         125,905
3.  J. Finn                            120,622
4.  R. Young                           117,921
5.  T. Brown                           112,702
6.  N. Powers                          109,177
7.  R. Bimbaum                         106,232
8.  K. Karthauser                      103,150
9.  J. McMillan                         96,506
10. Compuwrite Bookkeeping Service      94,230


1994
1.  R. Bimbaum                         127,203
2.  J. Finn                            120,098
3.  BelleMeade                         107,027
4.  Compuwrite Bookkeeping Service     106,362
5   R. Young                           103,898
6.  J. Smulin                          103,828
7.  M. Hoagland                        101,649
8.  M. Brugmans                         98,777
9.  C. Campbell                         96,431
10. T. Brown                            94,820


1993
1.  J. Finn                            116,505
2.  E. Pile                            109,052
3.  R. Young                           108,598
4.  M. Hoagland                        106,294
5.  D. Concannon                        96,540
6.  T. Brown                            95,274
7.  N. Powers                           93,833
8.  Compuwrite Bookkeeping Service      91,078
9.  R. Hurbert                          85,983
10. P. Milch                            85,010

                         Section 3.25 -- Finder's Fees
                         -----------------------------

Barrington Associates will receive a commission related to the transactions contemplated by this Agreement.

                    Section 3.26 -- Additional Information
                    --------------------------------------

1.   Officers and Directors of the Company:

            Judith L. Hardardt, President, Treasurer and Director
            Sherrin H. Baky, Exec. Vice Pres., Secretary, and Director Mary Ginda, Director
            Joseph Bonis, Director

2.   Company bank accounts; list of persons with signing authority:

            See attached table. The accounts numbered 825-07U62 and 825-07U83 are grant management accounts. These accounts are maintained in the Company's name but the funds therein are the property of certain of the Company's customers and are not included in the Company's assets.

3. Persons authorized to borrow money or incur or guarantee indebtedness on behalf of the Company.

            Judith L. Hardardt
            Sherrin H. Baky

4.   Persons holding powers of attorney from the Company:

            Meeker Sharkey Consultants have acted as the administrator for the Company's 401(k) plan. This Power of Attorney will be revoked when full transfer is made to Vanguard.

5.   Other names:

            The Hardardt Group
            Hardardt and Associates, Inc.
            HGB, Inc.

                              THE HARDARDT GROUP

                            FINANCIAL INSTITUTIONS

-----------------------------------------------------------------------------------------------------------------
                                              ACCOUNT                       ACCESS/SIGNING

        BANK/INSTITUTION                      NUMBER                           AUTHORITY
=================================================================================================================
Merrill Lynch - CMA Business Acct.           825-07M50     J. Hardardt, S. Baky, J. Bonis, D. Pfennig, M. Ginda
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
Merrill Lynch - Flexible Spending Acct.      825-07160     J. Hardardt, S. Baky, J. Bonis, D. Pfennig
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
Fidelity Investments                        T076117375     J. Hardardt, S. Baky, D. Pfennig
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
*Grant Management Accts.
=================================================================================================================
Merrill Lynch - CM13                         825-07U62     J. Hardardt, S. Baky, J. Bonis, D. Pfennig, M. Ginda
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
Merrill Lynch - TA10                         825-07U83     J. Hardardt, S. Baky, J. Bonis, D. Pfennig, M. Ginda
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
Merrill Lynch - TA11                         825-07U98     J. Hardardt, S. Baky, J. Bonis, D. Pfennig, M. Ginda
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

*Grant Management Accounts are for investigator site payments.